                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                   OFFER TO PURCHASE FOR CASH UP TO 4,029,302
                      OF ITS ISSUED AND OUTSTANDING SHARES
                          AT NET ASSET VALUE PER SHARE
                     THE EXPIRATION DATE AND THE WITHDRAWAL
               DEADLINE IS 12:00 MIDNIGHT, EASTERN STANDARD TIME,
                     ON JANUARY 20, 1998, UNLESS EXTENDED.

To the Shareholders of
Templeton Vietnam Opportunities Fund, Inc.:

     Templeton Vietnam Opportunities Fund, Inc. (the "Fund") is offering to purchase up to 4,029,302 shares (approximately 50%) of its common stock, par value $.01 per share (the "Shares"), for cash at a price equal to their net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on January 20, 1998, unless the Offer is extended. This Offer is subject to the terms and conditions set forth in the Offer to Purchase dated December 19, 1997 and the related Letter of Transmittal (which together constitute the "Offer") (certain terms used in this document beginning with capital letters are explained in the Appendix). THE OFFER EXPIRES AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON JANUARY 20, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond January 20, 1998, the purchase price for Shares will be equal to their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended (the "Offering Price"). In the event that more than 4,029,302 Shares are Tendered, the Fund intends to extend the Expiration Date of the Offer by ten business days in order to give Shareholders who may not have initially tendered their Shares an opportunity to tender their Shares.

     The Shares are currently traded on the NYSE under the symbol "TVF." You can obtain current NAV quotations as of the close of business on the previous business day during the pendency of the Offer by calling Franklin Templeton's Fund Information Department after 10:00 a.m., Eastern Standard time, at 1-800-DIAL-BEN (1-800-342-5236).

BACKGROUND AND PURPOSE OF THE OFFER

     The purpose of the Offer is to provide shareholders who may no longer wish to participate in the Fund with the opportunity to sell Shares to the Fund at net asset value. At the time of the Fund's initial public offering, the Fund's prospectus stated that, if at least 65% of the Fund's total assets were not invested in the equity and debt securities of Vietnam Companies (see Section 12) by October 1, 1997, management of the Fund would call a shareholders meeting to vote either on a proposal to modify the Fund's investment policies (and to change the name of the Fund) or on a proposal to liquidate the Fund. The securities markets in Vietnam have not developed to the point where the Fund was able to achieve this 65% target and the Fund's Shares have generally traded on the NYSE at a discount from their net asset value. Accordingly, to assist those investors who no longer desire to remain shareholders of the Fund, the Fund's Board of Directors has determined that the Fund should conduct this Offer, to the extent consistent with the best interests of the Fund.

     After completion of the Offer, the Fund intends to hold its Annual Meeting of Shareholders on or before March 31, 1998 to determine the future of the Fund. If 4,029,302 or fewer of the Fund's Shares are Tendered, the Board intends to submit to shareholders a proposal to change the name of the Fund to "Templeton Vietnam and Southeast Asia Fund, Inc.," and to change the Fund's investment policies to expand its ability to invest in other Southeast Asian countries, while continuing to focus its investment program on Vietnam. The new policies would allow the Fund to invest its assets in Vietnam as that country's markets develop, while giving it the flexibility to invest in other Southeast Asian countries. In the event that an organized securities market develops in Vietnam, the Fund would have the ability to invest a significant amount of its assets in Vietnam. If more than 4,029,302 of the Fund's Shares are Tendered, the Board currently intends to submit to shareholders a proposal to liquidate the Fund. See Sections 7, 11 and 12 and Appendix B.

     THE OFFER AND THIS OFFER TO PURCHASE DO NOT CONSTITUTE A SOLICITATION OF ANY PROXIES. ANY SUCH SOLICITATIONS WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     The Offer is being made to all shareholders of the Fund and is not conditioned upon the tender of any minimum number of the Fund's outstanding Shares. HOWEVER, A SHAREHOLDER WISHING TO ACCEPT THE OFFER MUST TENDER, OR CAUSE THE TENDER OF, ALL SHARES ACTUALLY OWNED OR CONSTRUCTIVELY OWNED BY THE SHAREHOLDER, PURSUANT TO SECTION 318 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AS OF THE DATE OF PURCHASE OF SHARES PURSUANT TO THE OFFER. Shareholders should consult their tax advisers as to the application of the constructive ownership rules of Section 318. A tender of all Shares actually and constructively owned is necessary to avoid the risk of adverse tax consequences to non-tendering shareholders.

     If more than 4,029,302 Shares are Tendered prior to the expiration of the Offer, the Fund will purchase Shares from tendering shareholders, in accordance with the terms and conditions specified in this Offer to Purchase. Shares will be purchased on a pro rata basis in accordance with the number of Shares Tendered by each shareholder during the period the Offer remains open, unless the Fund determines not to purchase any Shares. See Section 6.

     Tendering shareholders may elect to direct that either all or a portion of the cash proceeds from the tender of Shares of the Fund be used to purchase, at no sales charge, Class I Shares of certain open-end investment companies distributed by Franklin/Templeton Distributors, Inc. See Section 3. These funds are: Templeton Developing Markets Trust; Templeton Growth Fund, Inc.; and Templeton Pacific Growth Fund (collectively, the "Alternative Funds").

     To prevent federal income tax backup withholding equal to 31% of the gross payments made pursuant to this Offer: (1) each U.S. shareholder must submit to the Depositary a correct, completed, and signed Form W-9 or Substitute Form W-9, or other confirmation of an exemption from backup withholding requirements; and
(2) each non-U.S. shareholder must submit to the Depositary a correct, completed, and signed Form W-8. A Substitute Form W-9 is contained within and a Form W-8 is included with the Letter of Transmittal and each is to be completed as appropriate.

          THIS OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE SECTION 6.

                                   IMPORTANT

     If you desire to tender your Shares, you should either: (1) complete and sign the Letter of Transmittal and mail or deliver it to the Depositary together with the Shares (in proper certificated or uncertificated form), and any other documents required by the Letter of Transmittal; or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE, YOU MUST CONTACT THAT FIRM IF YOU DESIRE TO TENDER YOUR SHARES. Shareholders are not required to pay a service charge to the Fund or the Depositary in connection with the tender of Shares, but may be charged a fee by a broker, dealer or other institution for processing the tender requested.

    IF YOU DO NOT WISH TO TENDER YOUR SHARES, YOU NEED NOT TAKE ANY ACTION.

     NEITHER THE FUND NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. THE OFFER TO PURCHASE CONTAINS IMPORTANT INFORMATION ABOUT THE OFFER AND THE FUND. SHAREHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THE OFFER TO PURCHASE, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER OR NOT TO TENDER THEIR SHARES.

     NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND OR TEMPLETON ASSET MANAGEMENT LTD., THE INVESTMENT MANAGER OF THE FUND, AS TO WHETHER SHAREHOLDERS SHOULD TENDER SHARES PURSUANT TO THE OFFER. ANY RECOMMENDATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE INVESTMENT MANAGER.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, ANY INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND OR THE INVESTMENT MANAGER.

     Questions and requests for assistance may be directed to the Information Agent at the appropriate address and at the telephone number set forth below. Requests for additional copies of this Offer to Purchase and the Letter of Transmittal may also be directed to the Information Agent. Shareholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee and, if they decide to tender, are required to tender their Shares through that firm.

December 19, 1997

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.
                             500 EAST BROWARD BLVD.
                       FT. LAUDERDALE, FLORIDA 33394-3091

          CHASEMELLON SHAREHOLDER SERVICES, L.L.C., INFORMATION AGENT
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001

                                     Phone
                                 1-800-851-9671

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By Mail:                       By Overnight Courier:          By Hand:
ChaseMellon Shareholder        ChaseMellon Shareholder        ChaseMellon Shareholder
Services, L.L.C.               Services, L.L.C.               Services, L.L.C.
Post Office Box 3301           85 Challenger Road --          120 Broadway, 13th Floor
South Hackensack, NJ 07606     Mail Drop-Reorg                New York, NY 10271
Attn: Reorganization Department Ridgefield Park, NJ 07660     Attn: Reorganization Department
                               Attn: Reorganization Department

                            Facsimile Transmission:
                                 (201) 329-8936

                          For Confirmation Facsimile:
                                 (201) 296-4860

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
SECTION
1.     Price; Number of Shares...................................................................    1
2.     Procedure for Tendering Shares............................................................    2
       A. Proper Tender of Shares................................................................    2
       B. Signature Guarantees and Method of Delivery............................................    2
       C. Dividend Reinvestment Plan.............................................................    3
       D. Book-Entry Delivery....................................................................    3
       E. Guaranteed Delivery....................................................................    4
       F. Determination of Validity..............................................................    4
       G. Federal Income Tax Withholding.........................................................    4
3.     Alternative Investment....................................................................    5
4.     Withdrawal Rights.........................................................................    5
5.     Payment For Shares........................................................................    6
6.     Certain Conditions of the Offer...........................................................    7
7.     Purpose of the Offer; Plans or Proposals of the Fund......................................    8
8.     Price Range of Shares; Dividends..........................................................    9
9.     Selected Financial Information............................................................   11
10.    Interest of Certain Related Persons.......................................................   12
11.    Certain Effects of the Offer..............................................................   12
12.    Certain Information About the Fund........................................................   13
13.    Source and Amount of Funds................................................................   14
14.    Regulatory Approvals......................................................................   15
15.    Additional Information....................................................................   15
16.    Certain U.S. Federal Income Tax Consequences..............................................   15
17.    Extension of Tender Period; Termination; Amendments.......................................   17
18.    Miscellaneous.............................................................................   18
       Appendix: Glossary........................................................................   19
Exhibit A-1:   Audited Financial Statements of the Fund for the fiscal years ended March 31,
               1997 and March 31, 1996, together with the consent of McGladrey & Pullen, LLP, the independent accountants of the Fund.
Exhibit A-2:   Unaudited Financial Statements of the Fund for the periods April 1, 1997 to
               December 12, 1997 and April 1, 1997 to September 30, 1997.
Exhibit A-3:   Unaudited Pro Forma Financial Information of the Fund for the period April 1,
               1997 to December 12, 1997, the period April 1, 1997 to September 30, 1997 and the year ended March 31, 1997.
Exhibit B:     Proposed Investment Policies for Templeton Vietnam and Southeast Asia Fund,
               Inc.

1. PRICE; NUMBER OF SHARES. The Fund will purchase up to 4,029,302 (approximately 50%) of its issued and outstanding Shares for cash at a price equal to their NAV determined as of the close of the regular trading session of the NYSE on January 20, 1998, unless the Offer is extended, subject to the terms and conditions set forth in the Offer to Purchase dated December 19, 1997 and the related Letter of Transmittal. THE OFFER EXPIRES AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON JANUARY 20, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). If the Offer is extended beyond January 20, 1998, the purchase price for Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended.

     The Fund reserves the right to extend, terminate or amend the Offer. See Sections 6 and 17. IN THE EVENT THAT MORE THAN 4,029,302 SHARES ARE TENDERED, THE FUND INTENDS TO EXTEND THE EXPIRATION DATE OF THE OFFER BY TEN BUSINESS DAYS IN ORDER TO GIVE SHAREHOLDERS WHO MAY NOT HAVE INITIALLY TENDERED THEIR SHARES AN OPPORTUNITY TO TENDER THEIR SHARES. The Fund will not be obligated to purchase Shares pursuant to the Offer under certain circumstances. See Section
6. Holders of Shares may tender Shares to the Depositary or withdraw Shares previously tendered until expiration of the Offer. See Sections 2 and 4. The Fund will not pay interest on the purchase price under any circumstances.

     The NAV on December 15, 1997 was $8.07 per Share. The NAV can be expected to vary with changes in the value of the investments held by the Fund. The markets in which the Fund's assets are invested are volatile. See Section 12. On the Expiration Date, the NAV may be higher or lower than it was on December 15, 1997. During the pendency of the Offer, you may obtain current NAV quotations for the Fund as of the close of business on the previous business day by calling Franklin Templeton's Fund Information Department after 10:00 a.m. Eastern Standard Time at 1-800-DIAL-BEN (1-800-342-5236) Monday-Friday (except holidays).

     The Offer is being made to all shareholders of the Fund and is not conditioned upon the tender of any minimum number of the Fund's outstanding Shares. HOWEVER, A SHAREHOLDER WISHING TO ACCEPT THE OFFER MUST TENDER OR CAUSE THE TENDER OF ALL OF THE SHARES ACTUALLY OWNED OR CONSTRUCTIVELY OWNED BY THE SHAREHOLDER, PURSUANT TO SECTION 318 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AS OF THE DATE OF PURCHASE OF SHARES PURSUANT TO THE OFFER. Shareholders should consult their tax advisers as to the application of the constructive ownership rules of Section 318. A tender of all Shares actually and constructively owned is necessary to avoid the risk of adverse tax consequences to non-tendering shareholders. See Section 16.

     Proration. If more than 4,029,302 Shares are Tendered, the Fund will purchase Shares from tendering shareholders, in accordance with the terms and conditions specified in this Offer to Purchase and the related Letter of Transmittal. Shares will be purchased on a pro rata basis in accordance with the number of Shares Tendered by each shareholder during the period the Offer remains open, unless the Fund determines not to purchase any Shares. See Section
6. In the event that proration of tendered Shares is required, the Fund will determine the proration factor as soon as practicable following the Expiration Date. Proration for each shareholder tendering Shares shall be based on the ratio of the number of Shares Tendered by the shareholder to the total number of Shares Tendered by all shareholders, subject to the conditions of the Offer described in Section 6. Because of the difficulty in determining the number of Shares properly Tendered (including Shares Tendered by guaranteed delivery procedures, as described in Section 2E), the Fund does not expect that it will be able to announce the final proration factor or to commence payment for any Shares purchased pursuant to the Offer until approximately seven NYSE trading days after the Expiration Date. The preliminary results of any proration, which may change, will be announced by press release as promptly as practicable after the Expiration Date. Shareholders may obtain preliminary information from the Information Agent and may be able to obtain this information from their brokers.

     On December 15, 1997 there were 8,058,603 Shares issued and outstanding and there were approximately 294 holders of record of Shares. Certain of these holders of record were nominees for brokers, dealers, commercial banks, trust companies and other institutions that held Shares on behalf of multiple beneficial owners. To the Fund's knowledge, no officer, director or affiliate of the Fund intends to tender Shares pursuant to the Offer.

2.  PROCEDURE FOR TENDERING SHARES.

     A. PROPER TENDER OF SHARES. For Shares to be properly tendered pursuant to the Offer, the Depositary must receive at the appropriate address set forth on page iii of this Offer to Purchase, on or prior to the Expiration Date, (i) a properly completed and executed Letter of Transmittal; (ii) all Shares owned or constructively owned by the tendering shareholder pursuant to Section 318 of the Code (in proper certificated or uncertificated form); and (iii) any other documents required by the Letter of Transmittal. Letters of Transmittal and certificates representing tendered Shares should NOT be sent or delivered to the Fund. Shareholders who desire to tender Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact that firm to effect a tender on their behalf.

     Any tendering shareholder may elect to direct that either all or a portion of the cash proceeds from the tender of Shares of the Fund be used to purchase, at no sales charge, Class I Shares of certain open-end investment companies distributed by Franklin/Templeton Distributors, Inc. See Section 3. These funds are Templeton Developing Markets Trust; Templeton Growth Fund, Inc.; and Templeton Pacific Growth Fund (collectively, the "Alternative Funds").

     Shareholders should indicate whether they prefer to receive cash or have their cash proceeds applied to the purchase of shares of one or more Alternative Funds. Shareholders who do not indicate a preference will receive cash. If you choose to direct that the proceeds from a tender of your Shares be invested in shares of an Alternative Fund(s), the investment will be priced at the NAV of the Alternative Fund as of the close of the NYSE on January 21, 1998, or, if the Offer is extended, on the next business day following the Expiration Date, or, if purchased with Shares Tendered pursuant to a Notice of Guaranteed Delivery, on the next business day following payment for the Tendered Shares, or if the Offer is to be prorated, on the next business day following the date that the final proration factor is determined. The minimum investment for shares of an Alternative Fund is $100. If tender proceeds applied towards the purchase of Alternative Fund shares are less than $100, then those proceeds will be distributed in cash. The transaction will be treated for tax purposes as a sale of Fund Shares and a purchase of the Alternative Fund's shares, and may result in a taxable gain or loss for the shareholder. See Section 16.

     The initial sales charge for Class I Shares of Alternative Funds will be waived in connection with purchases arising out of the Offer. A current prospectus for each Alternative Fund, which describes the risks inherent in an investment in that fund, the charges and expenses that are borne by that fund and its shareholders, and the operation of the fund generally, may be obtained by calling 1-800-DIAL-BEN (1-800-342-5236). Before you may elect to apply your cash proceeds from the tender of Shares to purchase shares of an Alternative Fund, you must first obtain that Alternative Fund's prospectus. Please read it carefully before you decide whether to invest in the Alternative Fund. See
Section 3.

     Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder prohibits both "short" tendering and "hedged" tendering by any person, whether acting alone or in concert with others. It is a violation of Rule 14e-4 under the Exchange Act for a person to tender Shares unless, the person tendering (i) has a net long position equal to or greater than the amount tendered in (a) Shares tendered or (b) other securities immediately convertible into, or exercisable or exchangeable for, the number of Shares tendered and will acquire these Shares for tender by conversion, exercise or exchange of such other securities and (ii) will cause these Shares to be delivered in accordance with the terms of the Offer.

     The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering shareholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering shareholder's representation that (i) the shareholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 under the Exchange Act and (ii) the tender of the Shares complies with Rule 14e-4.

     B. SIGNATURE GUARANTEES AND METHOD OF DELIVERY. No signature guarantee is required on the Letter of Transmittal (a) if the Letter of Transmittal is signed by the registered holder(s) (which includes any participant in the Depository Trust Company ("DTC") book-entry transfer facility whose name appears on DTC's security position listing as the owner of Shares) of Shares tendered, unless the holder(s) has completed either the box entitled "Special Payment Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (b) if the Shares are tendered for the account of a firm (an

"Eligible Institution") which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Stock Transfer Association approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5 of the Letter of Transmittal.

     If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

     If any of the Shares tendered are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

     If any of the tendered Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

     If the Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and proper evidence satisfactory to the Fund of their authority to act must be submitted. What evidence is deemed to be "satisfactory" is in the sole discretion of the Fund.

     If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered, no endorsements of certificates or separate stock powers are required unless payment is to be made to, or certificates for Shares not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on the certificates or stock powers must be guaranteed by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s) for such Shares. Signatures on the certificates or stock powers must be guaranteed by an Eligible Institution.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Shareholders have the responsibility to cause timely delivery of their Shares (in proper certificated or uncertificated form), as well as the Letter of Transmittal, and any other documents required by the Letter of Transmittal to be delivered in a timely manner. See Section 2A. Timely delivery is a condition precedent to acceptance of Shares for purchase pursuant to the Offer and to payment of the purchase amount.

     C. DIVIDEND REINVESTMENT PLAN. ChaseMellon Shareholder Services, L.L.C., as the Fund's transfer agent, holds Shares in uncertificated form for certain shareholders pursuant to the Fund's dividend reinvestment plan. Shareholders wishing to accept the Offer must tender all uncertificated Shares as well as their certificated Shares. Any Shares distributed as a result of the reinvestment of a dividend to tendering shareholders who are participants in the Fund's Dividend Reinvestment Plan ("DRIP") will be automatically tendered in the Offer. See Sections 1 and 8.

     D. BOOK-ENTRY DELIVERY. The Depositary will establish an account with respect to the Shares at DTC for purposes of the Offer within two business days after the date of this Offer to Purchase. Any financial institution that is a participant in the DTC system may make book-entry delivery of Shares by causing DTC to transfer the Shares into the Depositary's account at DTC in accordance with DTC's transfer procedures. Although delivery of Shares may be effected through book-entry transfer at DTC, a properly completed and executed Letter of Transmittal or an Agent's Message completed by DTC, and any other documents required by the Letter of Transmittal, must in any case be received by the Depositary at one of its addresses set forth on page iii of this Offer to Purchase on or prior to the Expiration Date, or the tendering shareholder must comply with the guaranteed delivery procedures described below.

     Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the Depositary.

     E. GUARANTEED DELIVERY. If a shareholder desires to tender Shares pursuant to the Offer and the Share certificates are not immediately available, or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date, or a shareholder cannot complete the procedures for delivery by book-entry transfer on a timely basis, then the shareholder's Shares may nevertheless be tendered, provided that all of the following conditions are satisfied:

          (a) the tender is made by or through an Eligible Institution, as defined above;

          (b) a properly completed and executed Notice of Guaranteed Delivery, substantially in the form provided by the Fund, is received by the Depositary by the Expiration Date; and

          (c) the Share certificates evidencing all Shares, in proper form for transfer, or a Book-Entry Confirmation, together with the Letter of Transmittal properly completed and executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal, are received by the Depositary within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution and a representation that the shareholder owns the Shares tendered within the meaning of, and that the tender of the Shares complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in the Notice of Guaranteed Delivery.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Required Documents. Accordingly, payment may not be made to all tendering shareholders at the same time and will depend upon when Share certificates are received by the Depositary or Book-Entry Confirmations of tendered Shares are received in the Depositary's account at DTC. The Fund will not pay interest on the purchase price under any circumstances.

     F. DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and the determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for any Shares if, in the opinion of the Fund's counsel, accepting, purchasing or paying for the Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender, whether generally or with respect to any particular Share(s) or shareholder(s). The Fund's interpretations of the terms and conditions of the Offer shall be final and binding.

     NONE OF THE FUND, THE INVESTMENT MANAGER, THE DEPOSITARY OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF DEFECTS OR IRREGULARITIES, OR WAIVERS OF DEFECTS OR IRREGULARITIES IN TENDERS OR IN ANY NOTICE OF WITHDRAWAL, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO DO SO.

     G. FEDERAL INCOME TAX WITHHOLDING. To prevent federal income tax backup withholding equal to 31% of the gross payments made pursuant to the Offer, each U.S. shareholder who does not otherwise establish an exemption from withholding must notify the Depositary of the shareholder's correct taxpayer identification number (or certify that the taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal.

     Non-U.S. shareholders who are individuals must submit a Form W-8 to the Depositary in order to avoid backup withholding. For those shareholders, a copy of Form W-8 is included with the Letter of Transmittal.

     For a discussion of certain other U.S. federal income tax consequences to tendering shareholders, see Section 16.

3. ALTERNATIVE INVESTMENT. Tendering shareholders may elect to direct that either all or a portion of the cash proceeds from the tender of Shares of the Fund be used to purchase for the account of the tendering shareholders Class I Shares, at no sales charge, of certain open-end investment companies distributed by Franklin/Templeton Distributors, Inc. These funds are: Templeton Developing Markets Trust ("TDMT"); Templeton Growth Fund, Inc. ("TGF"); and Templeton Pacific Growth Fund ("TPGF") (collectively, the "Alternative Funds").

     Like the Fund, TDMT is advised by Templeton Asset Management Ltd. and its principal portfolio manager is Dr. J. Mark Mobius. TDMT's investment objective is long-term capital appreciation, which it seeks to achieve by investing primarily in equity securities of issuers in countries having developing markets. TGF is advised by Templeton Global Advisers Limited and its principal portfolio manager is Mark Holowesko. TGF's investment objective is long-term growth, which it seeks to achieve through a flexible policy of investing in stocks and debt obligations of companies and governments of any nation. TPGF is a diversified series of Franklin Templeton International Trust and is managed by Franklin Advisers, Inc. and subadvised by Templeton Investment Counsel, Inc. ("TICI"). TPGF's principal portfolio manager is William T. Howard, Jr. of TICI. TPGF's investment objective is to seek long-term growth of capital by investing primarily in equity securities that trade on markets in the Pacific Rim and are issued by companies domiciled in the Pacific Rim or that derive at least 50% of their revenues or pre-tax income from activities in the Pacific Rim. Each of the Alternative Funds pays management, administration and distribution fees to TAML and/or one or more of its corporate affiliates. See Section 10.

     The front-end sales charge normally applicable to sales of Class I Shares of the Alternative Funds will be waived in connection with purchases arising out of the Offer. See Section 2. The price paid for tendered Shares will be their NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended. If elected, these proceeds may be used to purchase shares of an Alternative Fund(s) at NAV determined as of the close of the NYSE on the next business day following the Expiration Date, as extended, or, if purchased with Shares Tendered pursuant to a Notice of Guaranteed Delivery, on the next business day following payment for the Tendered Shares, or if the Offer is to be prorated, on the next business day following the date that the final proration factor is determined.

     Electing Shareholders should indicate if their tender proceeds are to be applied to the purchase of shares of one or more Alternative Funds. Each directed purchase of the shares of an Alternative Fund must involve proceeds from the tender of Shares which have a total net asset value of at least $100. If tender proceeds applied towards the purchase of Alternative Fund shares are less than $100, then those proceeds will be distributed in cash. The purchase of shares of an Alternative Fund(s) with cash proceeds from the tender of Shares is a taxable event and may result in a taxable gain or loss for the shareholders.

     A current prospectus for each Alternative Fund, which describes the risks inherent in an investment in that fund, the charges and expenses that are borne by that fund and its shareholders, and the operation of the fund generally, may be obtained by calling 1-800-DIAL-BEN (1-800-342-5236). Before you may elect to apply your cash proceeds from the tender of Shares to be used to purchase shares of an Alternative Fund, you must first obtain that Alternative Fund's prospectus. Please read it carefully before you decide whether to invest in the Alternative Fund.

     A shareholder may direct the purchase of shares of an Alternative Fund(s) by electing and completing the appropriate option on the Letter of Transmittal or by giving proper instructions to the shareholder's broker or dealer and completing the Application Form included with the Letter of Transmittal. Although the ability to purchase shares of an Alternative Fund(s) has been made available as a convenience to the Fund's shareholders, neither the Fund nor its Board makes any recommendation as to whether shareholders should elect to apply their cash proceeds towards the purchase of shares of an Alternative Fund.

4. WITHDRAWAL RIGHTS. Except as otherwise provided in this Section 4, tenders of Shares made pursuant to the Offer will be irrevocable. At any time during the pendency of the Offer on or prior to the Expiration Date (as it may be extended from time to time), shareholders may withdraw the Shares that they have tendered. With respect to any withdrawal of a portion of, but not all, tendered Shares, the Fund reserves the right to ask the withdrawing shareholder to make additional representations that the shareholder does not own or constructively own any Shares of the Fund on the Expiration Date of the Offer as a condition to accepting for purchase such shareholder's remaining Shares Tendered in the Offer. Additionally, if the Shares have not yet been accepted for payment by the Fund, at any time after 12:00 midnight, Eastern Standard time, on February 17, 1998, shareholders may withdraw the Shares that they have tendered.

     To be effective, a written or telegraphic notice of withdrawal must be timely received by the Depositary at the appropriate address set forth on page iii of this Offer to Purchase. Shareholders may also send a facsimile transmission notice of withdrawal, which must be timely received by the Depositary at (201) 329-8936, but the original notice of withdrawal must be delivered to the Depositary by overnight courier or by hand the next day.

     Any notice of withdrawal must specify the name of the person having tendered the Shares to be withdrawn, and, if certificates representing the Shares have been delivered or otherwise identified to the Depositary, the name of the registered owner(s) of the Shares as set forth in the certificates if different from the name of the person tendering the Shares. If certificates have been delivered to the Depositary, then, prior to the release of the certificates, the certificate numbers shown on the particular certificates evidencing the Shares must also be submitted and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution.

     All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund in its sole discretion, and the determination shall be final and binding. Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Shares may be retendered by following the procedures described in
Section 2 on or prior to the Expiration Date.

     NONE OF THE FUND, THE INVESTMENT MANAGER, THE DEPOSITARY OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECTS OR IRREGULARITIES, OR WAIVERS OF DEFECTS OR IRREGULARITIES IN TENDERS OR IN ANY NOTICE OF WITHDRAWAL, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO DO SO.

5. PAYMENT FOR SHARES. For purposes of the Offer, the Fund will be deemed to have purchased Shares pursuant to the Offer when, as and if it gives oral or written notice to the Depositary of its acceptance of the Shares for purchase. Pursuant to a rule under the Exchange Act, the Fund is obligated to pay for or return tendered Shares promptly after the termination, expiration or withdrawal of the Offer. Upon the terms and subject to the conditions of the Offer, the Fund will pay for Shares properly tendered as soon as practicable after the Expiration Date. The Fund will make payment for Shares purchased pursuant to the Offer by depositing the aggregate purchase price with the Depositary, which will either make payment to shareholders promptly as directed by the Fund or, in the case of a tendering shareholder electing to use the proceeds to purchase Class I Shares of an Alternative Fund(s), to purchase the shares for the account of the shareholder. The Fund will not pay interest on the purchase price under any circumstances. If more than 4,029,302 Shares are Tendered, the Fund will purchase Shares on a pro rata basis in accordance with the number of Shares Tendered by each shareholder during the period the Offer remains open, unless the Fund determines not to purchase any Shares. See Section 1.

     In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of: (a) a properly completed and executed Letter of Transmittal, (b) the Shares (in proper certificated or uncertificated form), and (c) any other documents required by the Letter of Transmittal. Shareholders are not required to pay a service charge to the Fund or the Depositary in connection with their tender of Shares, but may be charged a fee by a broker, dealer or other institution for processing the tender requested. Certificates representing Shares tendered but not purchased will be returned promptly following the termination, expiration or withdrawal of the Offer, without expense to the tendering shareholder.

     The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer. The Fund should be entitled to rebates or refunds of transfer taxes paid by the Fund on Shares purchased pursuant to the Offer. However, if tendered Shares are registered in the name of any person other than the person signing the Letter of Transmittal, the amount of any taxes (whether imposed on the registered owner or the other person) payable on account of the transfer to that person of the Shares will be deducted from the purchase price unless satisfactory evidence of the payment of the taxes, or exemption therefrom, is submitted. The Fund will not pay any interest on the purchase price under any circumstances. The Fund may not be obligated to purchase Shares pursuant to the Offer under certain conditions. See Section 6.

     Any tendering shareholder or other payee who fails to complete fully and sign either the Form W-8 or Substitute Form W-9 in the Letter of Transmittal and provide that form to the Depositary, may be subject to required federal income tax withholding of 31% of the gross proceeds paid to the shareholder or other payee pursuant to the Offer. See Section 16.

6. CERTAIN CONDITIONS OF THE OFFER. Notwithstanding any other provision of the Offer, the Fund shall not be required to accept for payment or pay for any Shares, and may (subject to Rule 13e-4(f)(5) under the Exchange Act, relating to the Fund's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer) postpone the acceptance for payment of, or payment for, tendered Shares, and may, in its sole discretion, terminate or amend the Offer as to any Shares not then paid for if at any time on or after December 19, 1997 and prior to the time of payment for any of those Shares (whether any Shares have been accepted for payment, purchased or paid for pursuant to the Offer) any of the following events shall have been determined to have occurred, that, in the Board's sole judgment in any case and regardless of the circumstances giving rise thereto (including any action or omission to act by the Fund), makes it inadvisable to proceed with the Offer or with acceptance for payment or payment: (1) such transactions, if consummated, would (a) result in the delisting of the Fund's Shares from the NYSE, (b) impair the Fund's status as a regulated investment company under the Code, or (c) result in a failure to comply with applicable asset coverage requirements; (2) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund's investment objective and policies in order to repurchase Shares under the Offer; or (3) there is, in the sole judgment of the Board, any material event or condition that would have an adverse effect on the Fund or its shareholders if Shares were repurchased under the Offer, including, without limitation, the occurrence of any of the following:

          (a) there shall be threatened, instituted or pending any action, proceeding or application before any court or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, by any government or governmental authority or other regulatory or administrative agency or commission, domestic or foreign, or by any other person, domestic or foreign, challenging the acquisition by the Fund of the Shares or seeking to restrain, delay or prohibit the making of the Offer, or the acceptance for payment, purchase of, or payment for, some or all of the Shares or resulting in a delay in, or restricting, the ability of the Fund, or rendering the Fund unable, to accept for payment, purchase or pay for some or all of the Shares, or otherwise directly or indirectly relating in any manner to or affecting the Offer;

          (b) any statute, rule, regulation or order or injunction shall be sought, proposed, enacted, promulgated, entered, enforced or deemed to become applicable to the Offer or any other action shall have been taken, proposed or threatened, by any government, governmental authority or other regulatory or administrative agency or commission or court, or any other person, domestic or foreign, that, in the sole judgment of the Board, might, directly or indirectly, result in any of the consequences referred to in paragraph (a) above;

          (c) there shall have occurred (i) any general suspension of, or limitation on times or prices for, trading in securities on any national securities exchange or in the over-the-counter market or in any other securities exchange or market on which any portion of the Fund's portfolio securities are traded; (ii) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or any other country in which the Fund's assets are invested; (iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving or affecting the United States or any other country in which the Fund's assets are invested; (iv) any limitation (whether or not mandatory) by any governmental authority in the United States or in any other country in which the Fund's assets are invested in, or any other event which, in the sole judgment of the Board, might affect the extension of credit by banks or other lending institutions or foreign currency transactions by such institutions; or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the sole judgment of the Board, a material acceleration or worsening thereof; or

          (d) any change (or any condition, event or development involving a prospective change) shall have occurred or be threatened in the general economic, political, financial, currency exchange or market conditions in the United States or in any other country that, in the sole judgment of the Board, has or may have a material adverse effect upon the value of the assets of the Fund.

     These conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances (including any action or inaction of the Fund), and any condition may be waived by the Fund, in whole or in part, at any time and from time to time in its sole discretion. The Fund's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right; the waiver of any right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts or circumstances; and each right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 6 shall be final and shall be binding.

     The Fund reserves the right, at any time during the pendency of the Offer, to terminate, extend, or amend the Offer in any respect. See Section 17.

7. PURPOSE OF THE OFFER; PLANS OR PROPOSALS OF THE FUND. The purpose of the Offer is to provide shareholders who may no longer wish to participate in the Fund with the opportunity to sell their Shares to the Fund at net asset value. At the time of the Fund's initial public offering in September, 1994, the prospectus stated that, if at least 65% of the Fund's total assets were not invested in the equity and debt securities of Vietnam Companies (see Section 12) by October 1, 1997, management of the Fund would call a shareholders meeting to vote either on a proposal to modify the Fund's investment policies (and to change the name of the Fund) or on a proposal to liquidate the Fund. The securities markets in Vietnam have not developed to the point where the Fund was able to achieve this 65% target and the Fund's Shares have generally traded on the NYSE at a discount from their net asset value. Accordingly, to assist those investors who no longer desire to remain shareholders of the Fund, the Fund's Board has determined that the Fund should conduct this tender offer to the extent consistent with the best interests of the Fund. The Fund chose to limit the Offer to 4,029,302 Shares or approximately 50% of its Shares issued and outstanding because the Fund believes that this represents the maximum amount of Shares that may be purchased and still permit the Fund to operate as a viable investment entity.

     After completion of the Offer, the Fund intends to hold its Annual Meeting of Shareholders on or before March 31, 1998 to determine the future of the Fund. If 4,029,302 or fewer of the Fund's shares are Tendered in the Offer, the Board intends to submit to shareholders a proposal to change the name of the Fund to "Templeton Vietnam and Southeast Asia Fund, Inc.," and to change the Fund's investment policies to expand its ability to invest in other Southeast Asian countries, while continuing to focus its investment program on Vietnam. The new policies would allow the Fund to invest in assets in Vietnam as that country's markets develop, while giving it the flexibility to invest in other Southeast Asian countries such as China, Hong Kong, India, Indonesia, Korea, Malaysia, Myanmar, the Philippines, Singapore, Taiwan and Thailand. In the event that an organized securities market develops in Vietnam, the Fund would have the ability to invest a significant amount of its assets in Vietnam. See Appendix B for the proposed investment policies of the Fund (which may be subject to change). See
Section 12.

     If more than 4,029,302 of the Fund's Shares are Tendered, the Board currently intends to submit to shareholders at the Annual Meeting of Shareholders a proposal to liquidate the Fund. The liquidation of the Fund would require the Fund to sell all of its assets and distribute the proceeds to its shareholders, after making provision for the payment of the costs of liquidation and dissolution of the Fund. The Fund also intends to extend the Expiration Date of the Offer by ten business days in order to give Shareholders who may not have initially tendered their Shares an opportunity to tender their Shares.

     Approval of either of these proposals would require the approval of a majority of the Fund's outstanding voting securities. As used herein, a "majority of the Fund's outstanding voting securities" means the lesser of (i) 67% of the Shares represented at a meeting at which more than 50% of the outstanding Shares are represented, and (ii) more than 50% of the outstanding Shares.

     The Fund also has received from a shareholder who claims to own 250 Shares of the Fund as of April 1, 1997, a shareholder proposal that the shareholders recommend to the Board that the Fund be converted into an open-end investment company. The Fund has filed a letter with the staff of the Securities and Exchange Commission seeking the staff's concurrence that this proposal may be excluded from the proxy materials if the shareholder refuses to make certain changes necessary to make aspects of the proposal and its supporting statement not misleading or otherwise in violation of the proxy rules, or, if the Board submits a proposal to liquidate the Fund, as fundamentally inconsistent with such liquidation.

     If this proposal is included in the Fund's proxy materials, the Board intends to recommend that shareholders reject the shareholder proposal, based on the difficulties of operating the Fund as an open-end company, the Investment Manager's investment style, and the illiquid nature of many investment opportunities in this area and of some of the Fund's investments.

     THE OFFER AND THIS OFFER TO PURCHASE DO NOT CONSTITUTE A SOLICITATION OF ANY PROXIES. ANY SUCH SOLICITATIONS WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8. PRICE RANGE OF SHARES; DIVIDENDS. The following tables set forth, for the periods indicated, the high and low NAV per Share and the high and low sales prices per Share of the Fund as reported by the NYSE Composite Tape and the amount of any income dividends and distributions of realized capital gains paid per Share during each period. Shares are traded on the NYSE under the symbol "TVF." Shareholders are urged to obtain a current market quote for the Shares.

           TABLE 1 -- MARKET PRICE AND NET ASSET VALUE OF FUND SHARES

                                                             MARKET PRICE         NET ASSET VALUE
                                                         ---------------------    ---------------
PERIOD (CALENDAR QUARTERS)                               HIGH         LOW         HIGH       LOW
-------------------------------------------------------  ----         ---         -----     -----
1995
First Quarter..........................................   12  3/8     10  1/8     13.28     12.23
Second Quarter.........................................   14  1/4     10  3/4     13.80     12.88
Third Quarter..........................................   14  5/8     11  3/8     14.12     13.56
Fourth Quarter.........................................   13  1/4     11          13.78     13.22
1996
First Quarter..........................................   15          11  3/4     14.14     13.29
Second Quarter.........................................   13  1/8     11  1/4     14.19     13.80
Third Quarter..........................................   11  3/4     11          13.95     13.58
Fourth Quarter.........................................   12  1/8     11          14.86     13.92
1997
First Quarter..........................................   12          11  1/8     14.62     13.92
Second Quarter.........................................   12  3/4     11          13.93     14.57
Third Quarter..........................................   13          10  15/16   14.93     12.55
Fourth Quarter**.......................................   11  13/16    7  5/8     12.76      8.17

---------------

** Through December 12, 1997.

   TABLE 2 -- INCOME DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS PAID PER SHARE

                                                                                      CAPITAL
                                                                      INCOME           GAIN
PERIOD (CALENDAR QUARTERS)                                           DIVIDENDS     DISTRIBUTIONS
-------------------------------------------------------------------  ---------     -------------
1995
First Quarter......................................................    0.000           0.000
Second Quarter.....................................................    0.070           0.000
Third Quarter......................................................    0.000           0.000
Fourth Quarter.....................................................    0.305           0.070
1996
First Quarter......................................................    0.000           0.000
Second Quarter.....................................................    0.045           0.000
Third Quarter......................................................    0.000           0.000
Fourth Quarter.....................................................    0.260           0.050
1997
First Quarter......................................................    0.000           0.000
Second Quarter.....................................................    0.030           0.035
Third Quarter......................................................    0.000           0.000
Fourth Quarter**...................................................    0.000           0.000

---------------

** Through December 12, 1997.

     During the pendency of the Offer, you may obtain NAV quotations for the Fund as of the close of business on the previous business day by calling Franklin Templeton's Fund Information Department after 10:00 a.m., Eastern Standard time, at 1-800-DIAL-BEN (1-800-342-5236).

     The Fund has declared a dividend for record owners of Shares as of December 31, 1997 ("Dividend Declaration Date"), payable on January 14, 1998. Shareholders of record prior to the Dividend Declaration Date shall be entitled to receive this dividend whether or not they tender their Shares pursuant to the Offer. Any Shares distributed as a result of the reinvestment of a dividend to tendering shareholders who are participants in the Fund's Dividend Reinvestment Plan ("DRIP") will be automatically tendered in the Offer. See Sections 1 and 2C.

9. SELECTED FINANCIAL INFORMATION. Set forth below is a summary of selected financial information for the Fund for the period April 1, 1995 to December 12, 1997. The information with respect to the period April 1, 1995 to March 31, 1997 has been excerpted from the Fund's audited financial statements and the information with respect to the period April 1, 1997 to December 12, 1997 has been excerpted from the Fund's unaudited financial statements and books and records for those periods. Financial statements are included as Exhibits A-1 and A-2 to this Offer to Purchase, and the summary of selected financial information set forth below is qualified in its entirety by reference to those documents.

                   SUMMARY OF SELECTED FINANCIAL INFORMATION

                                                                        PERIOD       PERIOD        YEAR         YEAR
                                                                       4/1/97-      4/1/97-       ENDED        ENDED
                                                                       12/12/97+    9/30/97+     3/31/97      3/31/96
                                                                       --------     --------     --------     --------
PER SHARE OPERATING PERFORMANCE
  (for a share outstanding throughout the period)
Net asset value, beginning of period.................................  $ 14.05      $ 14.05      $  13.91     $  13.09
                                                                       --------     --------     --------     --------
Income from investment operations:
  Net investment income..............................................      .10          .14           .29          .36
  Net realized and unrealized gains (losses).........................    (5.91)       (1.11)          .21          .91
                                                                       --------     --------     --------     --------
Total from investment operations.....................................    (5.81)        (.97)          .50         1.27
                                                                       --------     --------     --------     --------
Underwriting expenses deducted from capital..........................       --           --            --           --
                                                                       --------     --------     --------     --------
Less distributions:
  Dividends from net investment income...............................     (.03)        (.03)         (.31)        (.38)
  Distributions from net realized gains..............................     (.04)        (.04)         (.05)        (.07)
                                                                       --------     --------     --------     --------
Total distributions..................................................     (.07)        (.07)         (.36)        (.45)
                                                                       --------     --------     --------     --------
Net asset value, end of period.......................................  $  8.17      $ 13.01      $  14.05     $  13.91
                                                                       --------     --------     --------     --------
Total return*
Based on market value per share**....................................   (31.85)%       2.23%       (10.87)%      22.11%
Based on net asset value per share***................................   (41.53)%      (6.89)%        4.03%        9.80%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000's)....................................  $65,817      $104,865     $113,214     $112,073
Ratios to average net assets:
  Expenses...........................................................     2.15%        1.82% **      1.82%        1.47%
  Net investment income..............................................     1.08%        1.99% **      2.04%        2.62%
Portfolio turnover rate..............................................    73.16%       22.56%        20.16%        4.01%
Average commission rate paid****.....................................  $ .0083      $ .0160      $  .0009     $  .0060

---------------

   +  Unaudited.

   * Total investment return is calculated assuming a purchase of common stock on the opening of the first day and a sale on the closing of the last day of each period reported. Dividends and distributions, if any, are assumed for the purposes of this calculation to be reinvested at prices obtained under the Fund's dividend reinvestment plan. Total investment return does not reflect sales charges that would have been paid on purchases in the initial public offering or brokerage commissions that would have been paid in connection with secondary market transactions. Generally, total investment return based on net asset value will be higher than total investment return based on market value in periods where there is an increase in the discount or a decrease in the premium of the market value to the net asset value from the beginning to the end of such periods. Conversely, total investment returns based on net asset value will be lower than total investment returns based on market value in periods where there is a decrease in the discount or an increase in the premium of the market value to the net asset value from the beginning to the end of such periods. Investment return and principal value will fluctuate with market conditions, currencies and the political, social and economic climates of countries where investments are made. Emerging markets involve heightened risks related to the same factors, in addition to those associated with the relatively small size and lesser liquidity of these markets. Past performance is not predictive of future results. Total investment returns for periods of less than one full year have not been annualized.

      From October 1, 1994 through September 30, 1995, fee reductions by the Fund's Investment Manager increased the Fund's total return. If the Investment Manager had not taken this action, the Fund's total return would have been lower.

  ** Based on the change in market price of a Share during the period and assumes reinvestment of distributions at actual prices pursuant to the Fund's dividend reinvestment plan. Since the inception of the Fund (September 8, 1994), the cumulative total return through December 12, 1997 based on market value has been -45.36%.

 *** Based on the change in net asset value of a Share during the period and assumes reinvestment of distributions at net asset value. Except at the inception of the Fund, it has not been possible to actually purchase or sell shares of the Fund at their net asset value, other than through the reinvestment of dividends and distributions. Since the inception of the Fund (September 8, 1994), the cumulative total return through December 12, 1997 based on net asset value has been -37.71%.

**** Relates to purchase and sales of equity securities.

10. INTEREST OF CERTAIN RELATED PERSONS. Pursuant to an Investment Management Agreement dated September 15, 1994, the Fund employs Templeton Asset Management Ltd. ("TAML") to manage the investment and reinvestment of the assets of the Fund. TAML (formerly Templeton Investment Management (Singapore) Pte. Ltd.) has been the Fund's investment manager since the Fund's commencement of operations. For services provided by TAML under the Investment Management Agreement, the Fund pays TAML an investment management fee equal, on an annual basis, to 1.50% of the average weekly net assets of the Fund. Tendering shareholders have the option of directing their proceeds from the tender of Shares to purchase shares of an Alternative Fund(s). Each of the Alternative Funds pays management, administration and distribution fees to TAML and/or TAML affiliates. See Section
3. Franklin Templeton Services, Inc. ("FTSI") serves as the Fund's administrative manager pursuant to an Administration Agreement dated October 1, 1996 and is responsible for overall management of the business affairs of the Fund. FTSI is paid a monthly fee equal, on an annual basis, to 0.15% of the Fund's average weekly net assets.

     To the Fund's knowledge, there have not been any transactions in Shares of the Fund that were effected during the past 40 business days by the Fund, any member of the Board or executive officer of the Fund, any person controlling the Fund, any executive officer or director of any corporation ultimately in control of the Fund or by any associate or subsidiary of any of the foregoing, including any officer or director of any such subsidiary. To the Fund's knowledge, no officer, director or affiliate of the Fund intends to tender Shares pursuant to the Offer.

11. CERTAIN EFFECTS OF THE OFFER. The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of non-tendering shareholders. All shareholders remaining after the Offer may be subject to any increased risks associated with the reduction in the Fund's aggregate assets, such as any greater volatility due to decreased diversification and reduced liquidity due to the increase of the Fund's Direct Investments (which are not listed for trading on a securities exchange and have no public trading market) as a percentage of total assets and proportionately higher expenses. See Sections 12 and 13 and Appendix A-3. Additionally, a reduction in the number of Shares issued and outstanding may reduce the liquidity and the depth of the market for the Shares traded.

     All Shares purchased by the Fund pursuant to the Offer will remain authorized but unissued and will be available for issuance by the Fund, subject to applicable law and the rules of the NYSE. Additionally, the results of the Offer will, to an extent, determine the future direction of the Fund. If more than 4,029,302 Shares (which, as of December 15, 1997, constituted approximately 50% of the outstanding shares of the Fund) are Tendered in the Offer, they will be accepted on a pro rata basis, and the Board currently intends to submit to shareholders a proposal to liquidate the Fund. In the event that more than 4,029,302 Shares are Tendered, the Fund intends to extend the Expiration Date of the Offer by ten business days in order to give Shareholders who may not have initially tendered their Shares an opportunity to tender their Shares. If 4,029,302 or fewer Shares are Tendered, the Board currently intends to submit to shareholders a proposal to change the name of the Fund and expand its investment objectives to include investing in other Southeast Asian countries, while continuing to focus its investment program on Vietnam. See Sections 7 and 13.

     The Fund may have to liquidate additional portfolio securities in order to finance the Offer which may lead to the premature disposition of portfolio investments and additional transaction costs. See Section 13. Depending upon the timing of such sales, any resulting decline in NAV may adversely affect any tendering shareholders whose Shares are accepted for purchase by the Fund, as well as those shareholders who do not sell Shares pursuant to the Offer. See
Section 13. Additionally, the Fund may realize gains on securities held for less than three months. The Fund's taxable year began April 1, 1997 and under current tax law the Fund must limit those gains during such year in order to qualify as a regulated investment company under the Code. Accordingly, realizing those gains or realizing cash for the purchase of Shares will reduce the Fund's ability to sell other portfolio securities held for less than three months that the Fund might wish to sell in the ordinary course of its portfolio management during the relevant period. This may adversely affect the Fund's performance. See Sections 7 and 12.

     If the Fund proceeds to liquidation, the Fund will sell all of its assets and distribute the proceeds to its shareholders, after making provision for the payment of the costs of liquidation and dissolution of the corporation. The Fund holds certain private investments in Vietnam Companies, referred to as "Direct Investments." As of December 12, 1997, the Direct Investments represented 12.07% of the assets of the Fund. Shareholders should be aware that these Direct Investments do not trade on established securities markets and, therefore, may not be readily saleable in a liquidation at prices the Investment Manager believes attractive. In addition, selling these Direct Investments may cause delay in the liquidation process and the Fund may be forced to liquidate these investments at a price that is substantially lower than the value at which the Fund currently carries these securities. For this reason along with the possibility of a continuing decline in the Asian markets, liquidation proceeds per Share may be more or less than current net asset value or the amount a shareholder may receive pursuant to this Offer. See Section 12.

12. CERTAIN INFORMATION ABOUT THE FUND. The Fund was organized as a Maryland corporation on July 19, 1994 and is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund's investment objective is to seek long-term capital appreciation by investing in the equity securities of Vietnam Companies as described below. Under normal circumstances, the Fund will invest at least 65% of the value of its total assets in the equity and debt securities of Vietnam Companies. The term "Vietnam Company" means a company (i) that is organized under the laws of, or with a principal office in, Vietnam, (ii) for which the principal equity securities trading market is in Vietnam, or (iii) that derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in Vietnam or that has at least 50% of its assets situated in Vietnam. However, because of the extremely limited number of Vietnam Companies at the time of the Fund's initial public offering, the Fund's prospectus provided that it would initially invest in the securities of both (i) Vietnam Companies and (ii) companies that do not qualify as Vietnam Companies but which the Fund's Investment Manager believes will experience growth in revenue or income from participation in the development of the economy of Vietnam ("Vietnam-Related Companies"). The prospectus also stated that, if at least 65% of the Fund's total assets were not invested in the equity and debt securities of Vietnam Companies by October 1, 1997, management of the Fund would call a shareholders meeting to vote either on a proposal to modify the Fund's investment policies (and to change the name of the Fund) or on a proposal to liquidate the Fund. The securities markets in Vietnam have not developed to the point where the Fund has been able to achieve this 65% target. Accordingly, the Board has considered the alternatives of changing the investment policies and name of the Fund or liquidation, but determined that the Fund should first conduct a tender offer to provide shareholders who no longer wish to participate in the Fund with the opportunity to sell their shares to the Fund at net asset value, to the extent consistent with the best interests of the Fund. See Section 7.

     Recent Developments. Investing in securities of Vietnam Companies and Vietnam-Related Companies involves special considerations including risks relating to direct investments, as well as the risks associated with investing in emerging markets. These risks include adverse economic, social and political developments, the absence of an organized stock exchange in Vietnam, reduced liquidity of emerging markets, and greater market and currency volatility. As stated in the Fund's prospectus dated September 15, 1994, investment in the Fund should be considered speculative.

     The Fund's investment objectives and policies, as set forth in its prospectus, permit the Fund to invest in Vietnam-Related Companies. The Fund has invested in certain liquid Vietnam-Related Companies whose securities are traded on Asian markets and acquired those investments at what were then considered by the Investment Manager to be attractive prices. In recent months, many Asian stock markets have declined in value due to severe currency, financial and economic crises in Hong Kong, Thailand and other Southeast Asian countries. In this adverse market environment, the values of many of the Fund's investments in both Vietnam and Vietnam-Related Companies also have declined. The recent market, currency and economic developments in Southeast Asia have also put negative pressure on Vietnam's economy and the competitiveness of its exports. Vietnam's currency has not weakened significantly, making its exports less competitive compared to its Southeast Asian neighbors, which have had currency devaluation of 30% or more against the U.S. dollar. In addition, the real estate market in Vietnam has dropped, which has contributed to declines in the values of Direct Investments held by the Fund. See Sections 8 and 9; Exhibits A-1 and A-2 listing the Fund's investments, including number of shares and dollar value.

     Looking forward, it remains to be seen whether the Vietnamese economy will continue to grow in the near term. The recent slowdown in foreign investment and a lack of government initiatives to further liberalize and privatize the economy are causes for concern. The International Monetary Fund ("IMF") has warned Vietnam that it must institute urgent financial reforms in order to avoid a financial crisis similar to those that have occurred elsewhere in Asia.

     The risks of investing in many emerging Southeast Asian countries are similar in many respects to the risks of investing in Vietnam and investments in these countries may be affected by developments in other countries, the region or elsewhere. Recent developments in Asia emphasize this point. As mentioned above, currency and economic crises in several Asian countries have had a severe impact on many Asian stock markets. Specifically, the recent depreciation of the South Korean won caused the Hong Kong Stock Exchange to fall sharply and interest rates in Hong Kong to rise sharply. In addition, shares have dropped in value in Indonesia due to concerns that South Korean banks, struggling with an increase in bad debt, may reduce investments in that country. In response to these and other events, the South Korean Government has announced a package of stabilization measures for the country's economy and has asked the United States and Japan for assistance. Korea, the Philippines, Thailand and Indonesia have also requested assistance from the IMF to stabilize their exchange rates and to render emergency assistance.

     Given these and other developments, the markets in which the Fund invests can be expected to remain volatile for the foreseeable future and the Fund should continue to be considered a speculative investment. Reference is made to
Section 8 and Section 9 of this Offer to Purchase and to the financial statements attached as Exhibits A-1 and A-2, and to the Fund's pro forma financial statements attached as Exhibit A-3, which are incorporated by reference.

     The principal executive office of the Fund is 500 East Broward Boulevard, Ft. Lauderdale, Florida 33394-3091.

13. SOURCE AND AMOUNT OF FUNDS. The total cost to the Fund of purchasing 4,029,302 of its issued and outstanding Shares pursuant to the Offer would be approximately $32,516,467 (based on a price per share of $8.07, the NAV as of December 15, 1997; this figure does not include costs of the Offer which are approximately $.04 per share). On December 15, 1997, the net assets of the Fund aggregated approximately $65,035,475.

     To pay the aggregate purchase price of Shares accepted for payment pursuant to the Offer, the Fund anticipates that funds will first be derived from any cash on hand, and then from the proceeds from the sale of portfolio securities held by the Fund. As of December 15, 1997, the Fund had $39,581,949 in cash and cash equivalents on hand approximating 61% of its total assets. Although the Fund is authorized and reserves the right to borrow money to finance the repurchase of Shares, the Board believes that the Fund will have sufficient resources through disposition of assets to repurchase Shares in the Offer without utilizing borrowing.

     If it is necessary for the Fund to sell portfolio securities in order to help finance a portion of the purchase price of tendered Shares, the selection of which portfolio securities to sell will be made by TAML, the Fund's investment manager, taking into account investment merit, relative liquidity and applicable investment restrictions and legal requirements. See Section 11.

     Under some market circumstances it may be necessary to raise cash by liquidating portfolio securities in a manner that could tend to reduce their market value and, thus, reduce both the NAV of the Shares and the proceeds from the sale of the securities. Liquidating portfolio securities, if necessary, may also lead to the premature disposition of portfolio investments and additional transaction costs. Depending upon the timing of such sales, any such decline in NAV may adversely affect any tendering shareholders whose Shares are accepted for purchase by the Fund, as well as those shareholders who do not sell Shares pursuant to the Offer. Shareholders who retain their Shares may be subject to certain other effects of the Offer. See Section 11.

     The repurchase of Shares by the Fund will decrease the total assets of the Fund and, therefore, have the effect of increasing the Fund's expense ratio which would have an adverse effect on the Fund's investment performance. See Appendix A-3 for pro forma financial information.

14. REGULATORY APPROVALS. The Fund is not aware of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Shares by the Fund. Should any approval or other action be required, the Fund presently contemplates that it will seek this approval or other action. The Fund is unable to predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Shares tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the Fund's business. The Fund's obligations under the Offer to accept for payment and pay for Shares are subject to certain conditions. See Section 6.

15. ADDITIONAL INFORMATION. The Fund is subject to the information and reporting requirements of the 1940 Act and, accordingly, is obligated to file reports and other information with the Securities and Exchange Commission (the "SEC") relating to its business and financial condition and other matters. The Fund has also filed an Issuer Tender Offer Statement on Schedule 13E-4 with the SEC; the Schedule 13E-4 includes certain additional information relating to the Offer, which material may be inspected and copied at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and Seven World Trade Center, New York, New York 10048. Copies of the Schedule 13E-4 may also be obtained by mail at prescribed rates from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or may be viewed and downloaded by accessing the SEC's EDGAR database through the SEC's website at http://www.sec.gov.

16. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES. The following discussion is a general summary of the U.S. federal income tax consequences of a sale of Shares or a purchase of Class I Shares of an Alternative Fund(s) using the proceeds from the tender of Shares pursuant to the Offer. The discussion is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to beneficial owners of Shares. The discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, existing regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, which change could be retroactive. The discussion applies only to beneficial owners of Shares in whose hands Shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to certain types of beneficial owners of Shares (such as insurance companies, tax-exempt organizations, and broker-dealers) who may be subject to special rules. Persons who may be subject to tax in more than one country should consult the provisions of any applicable tax treaty to determine the potential tax consequences to them. YOU SHOULD CONSULT YOUR OWN TAX ADVISER FOR A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES TO YOU OF A SALE OF SHARES PURSUANT TO THE OFFER, INCLUDING POTENTIAL STATE, LOCAL AND NON-U.S. TAXATION BY TAXING JURISDICTIONS OF WHICH YOU ARE A RESIDENT OR DOMICILIARY. As described above, tendering shareholders may elect to receive cash from the sale of Shares pursuant to the

Offer or may elect to direct that the cash proceeds from the sale of Shares pursuant to the Offer be used to purchase Class I Shares of an Alternative Fund(s). In either case, the sale of the Shares is a taxable event.

     U.S. SHAREHOLDERS. This subsection will be relevant to individuals who are citizens of the U.S. or resident aliens of the U.S., domestic corporations, domestic partnerships, and certain estates and trusts treated as "U.S. persons" under the U.S. federal tax law. Under current federal income tax law, regulations and Internal Revenue Service rulings, the receipt of cash for Shares pursuant to the Offer will be a taxable transaction for federal income tax purposes. Subject to the discussion below, it is anticipated that shareholders selling Shares in accordance with the terms of the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received pursuant to the Offer and the adjusted tax basis of the Shares sold. The gain or loss will be capital gain or loss if the Shares sold have been held by the tendering shareholder as a capital asset. In general, capital gain or loss with respect to the Shares sold will be long-term capital gain or loss if the Shares have been held for more than 18 months, mid-term capital gain or loss if such shares have been held for more than one year and 18 months or less, and short-term capital gain or loss if such shares have been held for less than one year. Gain or loss must be determined separately for each block of Shares (i.e., Shares acquired at the same cost in a single transaction) sold pursuant to the Offer.

     Notwithstanding the discussion above, if the Fund redeems less than all of the Shares actually owned or constructively owned by a particular shareholder (for example if more than 4,029,302 Shares were tendered for payment and the Fund elects to purchase a portion of the tendered Shares) the sale of Shares pursuant to the Offer could be treated for federal income tax purposes as a dividend (i.e., ordinary income) not as capital gain or loss. Under Section 302 of the Code, a sale of Shares pursuant to the Offer will generally be treated as a "sale or exchange" if the receipt of cash: (a) is "substantially disproportionate" with respect to the shareholder; (b) results in a "complete redemption" of the shareholder's interest in the Fund; or (c) is "not essentially equivalent to a dividend" with respect to the shareholder. A "substantially disproportionate" distribution generally requires a reduction of more than 20% in the shareholder's proportionate interest in the Fund after repurchases of all Shares are complete. A "complete redemption" of a shareholder's interest generally requires that the shareholder dispose of all Shares directly owned or attributed to it under Section 318 of the Code. A distribution "not essentially equivalent to a dividend" requires that there be a "meaningful reduction" in the shareholder's interest, which should be the case if the shareholder has a minimal interest in the Fund, exercises no control over Fund affairs and suffers a reduction in its proportionate interest. If any of these three tests for "sale or exchange" treatment is met, you will recognize gain or loss equal to the difference between the amount of cash received pursuant to the Offer and the adjusted tax basis of the Shares sold. Such gain or loss will be a capital gain or loss if the Shares sold have been held by you as a capital asset. Except as specified to the contrary, this discussion will assume that the sale of Shares will be a sale or exchange (and not a dividend).

     In view of the requirement of the Offer that a tendering shareholder tender or cause the tender of all of the Shares actually owned and constructively owned by the shareholder under Section 318 of the Code as of the date of purchase of Shares pursuant to the Offer, shareholders should consult their tax advisers regarding the application of the constructive ownership rules of Section 318. In general, Section 318 provides that Shares owned by certain family members of, and by entities treated by that section as related to, the tendering shareholder are treated as owned by the tendering shareholder. Under the "wash sale" rules, recognition of a loss on Shares sold pursuant to the Offer will ordinarily be disallowed to the extent a shareholder acquires either an option to purchase Shares or Shares within 30 days before or after the date Shares are purchased pursuant to the Offer and, in that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

     The Depositary may be required to withhold 31% of the gross proceeds paid to a shareholder or other payee pursuant to the Offer unless either: (a) the shareholder has completed and submitted to the Depositary the Substitute Form W-9 included with the Letter of Transmittal, providing the shareholder's taxpayer identification number/social security number and certifying under penalties of perjury: (i) that the number is correct, and (ii) either that (A) the shareholder is exempt from backup withholding, (B) the shareholder has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding as a result of an under-reporting interest or dividends or
(C) the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding; (b) the shareholder is a corporation; or (c) an exception applies under applicable law and Treasury regulations to such shareholders. A beneficial owner who does not provide a correct TIN may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the beneficial owner's federal income tax liability. Each beneficial owner of Shares should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption.

     NON-U.S. SHAREHOLDERS. In general, a "Non-U.S. shareholder" is any person other than (1) a citizen or resident of the United States, (2) a corporation or partnership created or organized in the United States under the laws of the United States or any state thereof, or (3) an estate or trust that is subject or potentially subject to U.S. federal income tax on its worldwide income on a net basis. U.S. taxation of a "Non-U.S. shareholder" depends on whether the income from the Fund is "effectively connected" with a U.S. trade or business carried on by the Non-U.S. shareholder. Ordinarily, income from the Fund will not be treated as "effectively connected" and, if that is the case, any gain realized upon the tender of Shares pursuant to the terms of the Offer will not ordinarily be subject to U.S. taxation. If, however, the Non-U.S. shareholder is treated as a non-resident alien individual but is physically present in the United States for more than 182 days during the taxable year, then, in certain circumstances, gain from the tender of Shares pursuant to the terms of the Offer will be subject to U.S. tax of 30% (or lower treaty rate).

     If the income from the Fund is "effectively connected" with a U.S. trade or business carried on by a Non-U.S. shareholder, then any gain (or dividend income) realized upon the sale of Shares of the Fund pursuant to the terms of the Offer will be subject to U.S. federal income tax at the graduated rates applicable to U.S. taxpayers.

     Non-U.S. shareholders may be subject to dividend tax withholding at a 30% rate or a lower applicable tax treaty rate on the gross proceeds received by such shareholder, if the proceeds are treated as a "dividend" under the rules described above. In the event that the tax status of the redemption proceeds as a dividend is not clear to the Fund and the Depository at the time of payment, the Fund will withhold a portion of the proceeds as if the proceeds constitute a dividend. In that case, the redeeming shareholder may be eligible to claim a refund of the withheld tax if the shareholder can demonstrate that the proceeds were not dividends. Non-U.S. shareholders should consult their tax advisers regarding application of these withholding rules.

     Non-U.S. shareholders must provide the Depositary with a completed Form W-8 in order to avoid 31% backup withholding. A copy of Form W-8 is provided with the Letter of Transmittal for such shareholders.

     Non-U.S. shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of a tender of Shares pursuant to the Offer.

     SHAREHOLDERS ELECTING TO PURCHASE CLASS I SHARES OF AN ALTERNATIVE
FUND(S). Tendering shareholders who elect to direct that the cash proceeds from the sale of Shares pursuant to the Offer be used to purchase Class I Shares of an Alternative Fund(s) will be subject to the federal income tax consequences described above with respect to the sale of Shares. The purchase of the Class I Shares of an Alternative Fund is a separate event for tax purposes. An electing shareholder will have an initial federal income tax basis in his or her Class I Shares of an Alternative Fund equal to the amount of cash proceeds that such shareholder used to purchase such Alternative Fund shares. The holding period for the Class I Shares of an Alternative Fund will commence on the date that the cash proceeds are used to purchase Class I Shares of that Alternative Fund.

17. EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS. IN THE EVENT THAT MORE THAN 4,029,302 SHARES ARE TENDERED, THE FUND INTENDS TO EXTEND THE EXPIRATION DATE OF THE OFFER BY TEN BUSINESS DAYS IN ORDER TO GIVE SHAREHOLDERS WHO MAY NOT HAVE INITIALLY TENDERED THEIR SHARES AN OPPORTUNITY TO TENDER THEIR SHARES.

     The Fund expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of extension to the Depositary. During any extension, all Shares previously tendered and not purchased or withdrawn will remain subject to the Offer, except to the extent that Shares may be withdrawn as set forth in Section 4. The Fund also expressly reserves the right, in its sole discretion, to terminate the Offer and not accept for purchase or pay for any Shares not accepted for purchase or paid for, or, subject to applicable law, to postpone paying for

Shares upon the occurrence of any of the conditions specified in Section 6 by giving oral or written notice of termination or postponement to the Depositary and making a public announcement of that action. The Fund's right to delay payment for Shares which it has accepted for purchase is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act which requires the Fund to either pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, the Fund further reserves the right, in its sole discretion, to amend the Offer in any respect. Amendments to the Offer may be made at any time or from time to time effected by public announcement to be issued no later than 9:00 a.m., Eastern Standard time, on the next business day after the previously scheduled Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to shareholders in a manner reasonably designed to inform shareholders of the change. Without limiting the manner in which the Fund may choose to make a public announcement, except as required by applicable law, the Fund will have no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release to the Dow Jones News Service.

     If the Fund materially changes the terms of the Offer or the information concerning the Offer, the Fund will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) promulgated under the Exchange Act. These rules set forth the minimum period during which an offer must remain open following material changes in the terms or information concerning the offer. The materiality of the change depends on the facts and circumstances, including the relative materiality of the terms or information. If: (i) the Fund increases or decreases the consideration offered for Shares pursuant to the Offer or the Fund increases the number of Shares being sought by an amount exceeding 2% of the outstanding Shares, or the Fund decreases the number of Shares being sought; and
(ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of increase or decrease is first published, sent or given, the Offer will be extended until the expiration of a period of ten business days.

     Except to the extent required by applicable law (including Rule 13e-4(f)(1) promulgated under the Exchange Act), the Fund will have no obligation to extend the Offer. In the event that the Fund is obligated or elects to extend the Offer, the purchase price for Shares will be equal to the NAV determined as of the close of the regular trading session of the NYSE on the Expiration Date, as extended. Between the previously scheduled Expiration Date and the new Expiration Date, the rights of shareholders (such as rights to tender and withdraw Shares) will remain unchanged. No Shares will be accepted for payment until on or after the new Expiration Date. As NAV is determined on the last day of the Offer, if the Offer is extended, NAV could be more or less than it would have been on the original Expiration Date.

18. MISCELLANEOUS. The Offer is not being made to, nor will the Fund accept tenders from, owners of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or "blue sky" laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, purchase of or payment for Shares would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude shareholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of those holders is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or "blue sky" laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

December 19, 1997

                   Templeton Vietnam Opportunities Fund, Inc.
                           500 East Broward Boulevard
                       Ft. Lauderdale, Florida 33394-3091

                               APPENDIX: GLOSSARY

     1940 Act -- Investment Company Act of 1940, as amended

     Agent's Message -- A message from DTC transmitted to, and received by, the Depositary forming a part of a timely Book-Entry Confirmation, which states that
(i) DTC has received an express acknowledgment from the DTC participant tendering the Shares that are the subject of the Book-Entry Confirmation, (ii) the DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and (iii) the Fund may enforce the agreement against the DTC participant

     Alternative Funds -- Templeton Developing Markets Trust, Templeton Growth Fund, Inc., Templeton Pacific Growth Fund

     Board -- The Board of Directors of the Fund

     Book-Entry Confirmation -- a confirmation of a book-entry transfer

     Code -- Internal Revenue Code of 1986, as amended

     Depositary -- ChaseMellon Shareholder Services, L.L.C.

     Exchange Act -- Securities Exchange Act of 1934, as amended

     FTSI -- Franklin Templeton Services, Inc., the Fund's administrator

     Information Agent -- ChaseMellon Shareholder Services, L.L.C.

     Letter of Transmittal -- A properly completed and executed Letter of Transmittal includes a photocopy or facsimile thereof bearing original signatures(s) and any required signature guarantees

     Net Asset Value (NAV) -- The net asset value of a fund is determined by deducting the fund's liabilities from the total assets of the portfolio. The net asset value per share is determined by dividing the net asset value of the fund by the number of shares outstanding

     NYSE -- New York Stock Exchange

     Offer -- Offer to Purchase and the related Letter of Transmittal

     Required Documents -- These include: (i) Share certificates evidencing the Shares or a Book-Entry Confirmation of the delivery of the Shares (if available); (ii) a properly completed and executed Letter of Transmittal or, in the case of a book-entry transfer, an Agent's Message; and (iii) any other documents required by the Letter of Transmittal

     SEC -- U.S. Securities and Exchange Commission

     TAML -- Templeton Asset Management Ltd., the Fund's investment manager

     Tendered -- Shares have been Tendered if they have been validly tendered pursuant to the Offer and not withdrawn

                                  EXHIBIT A-1

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                          AUDITED FINANCIAL STATEMENTS

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              FINANCIAL HIGHLIGHTS

                        FISCAL YEAR ENDED MARCH 31, 1997

                                                                                  SEPTEMBER 8, 1994
                                                        YEAR ENDED MARCH 31,        (COMMENCEMENT
                                                        ---------------------     OF OPERATIONS) TO
                                                          1997         1996        MARCH 31, 1995
                                                        --------     --------     -----------------
PER SHARE OPERATING PERFORMANCE
  (for a share outstanding throughout the period)
Net asset value, beginning of period..................  $  13.91     $  13.09         $   14.10
                                                        --------     --------          --------
Income from investment operations:
  Net investment income...............................       .29          .36               .13
  Net realized and unrealized gain (loss).............       .21          .91             (1.00)
                                                        --------     --------          --------
Total from investment operations......................       .50         1.27              (.87)
                                                        --------     --------          --------
Underwriting expenses deducted from capital...........        --           --              (.09)
                                                        --------     --------          --------
Distributions:
  Dividends from net investment income................      (.31)        (.38)             (.05)
  Distributions from net realized gains...............      (.05)        (.07)               --
                                                        --------     --------          --------
Total distributions...................................      (.36)        (.45)             (.05)
                                                        --------     --------          --------
Change in net asset value.............................       .14          .82             (1.01)
                                                        --------     --------          --------
Net asset value, end of period........................  $  14.05     $  13.91         $   13.09
                                                        ========     ========          ========
Total return*
Based on market value per share.......................    (10.87)%      22.11%           (26.33)%
Based on net asset value per share....................      4.03%        9.80%            (6.74)%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (000's).....................  $113,214     $112,073         $ 105,306
Ratio of expenses, net of fee waiver, to average net
  assets..............................................      1.82%        1.47%             1.72%*
Ratio of net investment income to average net
  assets..............................................      2.04%        2.62%             1.81%**
Portfolio turnover rate...............................     20.16%        4.01%            11.77%
Average commission rate paid (per share)***...........  $  .0009     $  .0060                --

---------------
  * Not annualized for periods of less than one year.

 ** Annualized.

*** Relates to purchases and sales of equity securities. Prior to fiscal year end 1996 disclosure of average commission rate was not required.

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              INVESTMENT PORTFOLIO
                                 MARCH 31, 1997

                                                        COUNTRY        SHARES           VALUE
                                                     --------------  -----------     ------------
COMMON STOCKS 40.9%
BANKING 0.4%
Bangkok Bank Public Co. Ltd. ......................     Thailand          76,000     $    521,210
                                                                                     ------------
BEVERAGES & TOBACCO 4.3%
Asia Pacific Breweries Ltd. .......................    Singapore          30,000          150,571
British American Tobacco Ltd. .....................    Singapore         235,000          976,116
Carnaudmetalbox Asia Ltd., fgn. ...................    Singapore         371,000          898,927
Rothmans Industries Ltd., fgn. ....................    Singapore         605,000        2,806,161
                                                                                     ------------
                                                                                        4,831,775
                                                                                     ------------
CHEMICALS 2.1%
PT Unggul Indah Corp., fgn. .......................    Indonesia       1,724,800        2,370,612
                                                                                     ------------
CONSTRUCTION & HOUSING 0.5%
Siam Syntech Construction Public Co. Ltd., fgn. ...     Thailand         421,900          390,121
*Sino-Thai Engineering & Construction Public Co.,
  fgn. ............................................     Thailand         122,000          130,437
                                                                                     ------------
                                                                                          520,558
                                                                                     ------------
FINANCIAL SERVICES 1.0%
Peregrine Investments Holdings Ltd. ...............    Hong Kong         685,000        1,091,764
*Peregrine Investments Holdings Ltd., wts. ........    Hong Kong          76,300           18,512
                                                                                     ------------
                                                                                        1,110,276
                                                                                     ------------
FOOD & HOUSEHOLD PRODUCTS 2.8%
*Charoen Pokphand Feedmill Public Co. Ltd. ........     Thailand         138,500          389,540
*Chareon Pokphand Feedmill Public Co. Ltd., fgn.
   ................................................     Thailand         124,500          371,749
Golden Resources Development International Ltd. ...    Hong Kong      21,284,000        2,362,234
                                                                                     ------------
                                                                                        3,123,523
                                                                                     ------------
MERCHANDISING 0.4%
Wo Kee Hong Holdings Ltd. .........................    Hong Kong       4,949,000          498,177
*Wo Kee Hong Holdings Ltd., wts. ..................    Hong Kong         989,800           11,880
                                                                                     ------------
                                                                                          510,057
                                                                                     ------------
METALS & MINING 5.4%
Natsteel Ltd., fgn. ...............................    Singapore       2,467,000        5,943,344
*Padaeng Industry Public Co. Ltd., fgn. ...........     Thailand         459,450          181,443
                                                                                     ------------
                                                                                        6,124,787
                                                                                     ------------
MULTI-INDUSTRY 8.0%
Jardine Matheson Holdings Ltd. (Singapore) ........    Hong Kong         463,103        2,685,997
Saha Union Public Co. Ltd., fgn. ..................     Thailand         339,000          284,078
Swire Pacific Ltd., B..............................    Hong Kong       3,560,000        4,525,404
Thai Wah Public Co. Ltd., fgn. ....................     Thailand         410,850          280,971
Wheelock & Co. Ltd. ...............................    Hong Kong         600,000        1,312,478
                                                                                     ------------
                                                                                        9,088,928
                                                                                     ------------
REAL ESTATE 11.0%
Lai Sun Development Co. Ltd. ......................    Hong Kong       1,304,000        1,514,577
*Lai Sun Development Co. Ltd., wts. ...............    Hong Kong         752,000           70,846
Lim Kah Ngam Ltd., fgn. ...........................    Singapore       1,108,000        1,242,617
New World Development Co. Ltd. ....................    Hong Kong       1,779,758        9,600,821
                                                                                     ------------
                                                                                       12,428,861
                                                                                     ------------

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                                                        COUNTRY        SHARES           VALUE
                                                     --------------  -----------     ------------
COMMON STOCKS -- (Continued)
RECREATION & OTHER CONSUMER GOODS 0.2%
*KTP Holdings Ltd. ................................    Hong Kong       5,062,500     $    231,934
                                                                                     ------------
TEXTILES & APPAREL 4.8%
Hua Thai Manufacturing Public Co. Ltd. ............     Thailand         259,400          679,607
PT Polysindo Eka Perkasa, fgn. ....................    Indonesia       8,729,500        4,726,510
                                                                                     ------------
                                                                                        5,406,117
                                                                                     ------------
TOTAL COMMON STOCKS (COST $46,406,841).............                                    46,268,638
                                                                                     ------------
DIRECT EQUITY INVESTMENTS 14.7%
REAL ESTATE 4.9%
*+(R)Mayfair Hanoi, Ltd., 30% equity interest owned
  through HEA Holdings Ltd., a wholly owned
  investment acquired 10/31/96.....................     Vietnam                         5,519,699
                                                                                     ------------
LEISURE & TOURISM 8.0%
*+(R)Indotel Ltd. acquired 11/22/96................     Vietnam          900,000        9,135,540
                                                                                     ------------
MULTI-INDUSTRY 1.8%
*+(R)Phuben Tea Joint Venture, 30% equity interest
  owned through Sipef East Asia Holdings, a 50%
  owned investment acquired 5/29/96................     Vietnam                         2,031,357
                                                                                     ------------
TOTAL DIRECT EQUITY INVESTMENTS (COST
  $16,686,596).....................................                                    16,686,596
                                                                                     ------------
                                                                      PRINCIPAL
                                                                      IN LOCAL
                                                                     CURRENCY**
                                                                     -----------
SHORT TERM OBLIGATIONS (COST $50,538,069) 44.6%
U.S. Treasury Bills, 4.94% to 5.20% with maturities
  to 6/19/97.......................................  United States   $50,930,000       50,533,185
                                                                                     ------------
TOTAL INVESTMENTS (COST $113,631,506) 100.2%.......                                   113,488,419
OTHER ASSETS, LESS LIABILITIES (0.2%)..............                                      (274,271)
                                                                                     ------------
TOTAL NET ASSETS 100.0%............................                                  $113,214,148
                                                                                     ============

---------------
   * Non-income producing.

 ** Currency of country indicated.

   + See note 5.

(R) Restricted securities, see note 6.

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              FINANCIAL STATEMENTS

                      STATEMENT OF ASSETS AND LIABILITIES
                                 MARCH 31, 1997

                                           ASSETS
Investments in securities, at value (identified cost $113,631,506).............  $113,488,419
Receivables:
  Investment securities sold...................................................       131,054
  Dividends and interest.......................................................        44,693
Unamortized organization costs.................................................        10,280
                                                                                 --------------
          Total assets.........................................................   113,674,446
                                                                                 --------------
                                         LIABILITIES
Funds advanced by custodian....................................................        13,923
Accrued expenses...............................................................       446,375
                                                                                 --------------
          Total liabilities....................................................       460,298
                                                                                 --------------
          Net assets, at value.................................................  $113,214,148
                                                                                 ==============
Net assets consist of:
  Undistributed net investment income..........................................  $    217,520
  Net unrealized depreciation..................................................      (143,087)
  Accumulated net realized gain................................................       235,964
  Net capital paid in on shares of capital stock...............................   112,903,751
                                                                                 --------------
          Net assets, at value.................................................  $113,214,148
                                                                                 ==============
Shares outstanding.............................................................     8,058,603
                                                                                 ==============
Net asset value per share ($113,214,148 / 8,058,603 shares outstanding)........  $      14.05
                                                                                 ==============

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                            STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1997

Investment income: (net of $134,368 foreign taxes withheld)
  Dividends.........................................................  $1,505,395
  Interest..........................................................   2,868,748
  Other.............................................................      11,861
                                                                      -----------
          Total income..............................................                 $4,386,004
Expenses:
  Management fees (Note 3)..........................................   1,702,398
  Administrative fees (Note 3)......................................     170,246
  Custodian fees....................................................      50,000
  Reports to shareholders...........................................      38,825
  Audit fees........................................................      37,647
  Legal fees........................................................      30,000
  Registration and filing fees......................................      18,460
  Directors' fees and expenses......................................      12,100
  Amortization of organization costs................................       4,380
  Other.............................................................         125
                                                                      -----------
          Total expenses............................................                  2,064,181
                                                                                     -----------
          Net investment income.....................................                  2,321,823
                                                                                     -----------
Realized and unrealized gain (loss):
  Net realized gain (loss) on:
       Investments..................................................   1,237,398
       Foreign currency transactions................................     (11,317)
                                                                      -----------
                                                                       1,226,081
  Net unrealized appreciation on investments........................     453,690
                                                                      -----------
Net realized and unrealized gain....................................                  1,679,771
                                                                                     -----------
Net increase in net assets resulting from operations................                 $4,001,594
                                                                                     ===========

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS

                                                                      YEARS ENDED MARCH 31,
                                                                  -----------------------------
                                                                      1997             1996
                                                                  ------------     ------------
Increase in net assets:
  Operations:
     Net investment income......................................  $  2,321,823     $  2,877,144
     Net realized gain on investment and foreign currency
       transactions.............................................     1,226,081          169,122
     Net unrealized appreciation................................       453,690        7,145,378
                                                                  ------------     ------------
          Net increase in net assets resulting from
            operations..........................................     4,001,594       10,191,644
  Distributions to shareholders:
     From net investment income.................................    (2,457,874)      (3,042,096)
     From net realized gain.....................................      (402,930)              --
     In excess of net realized gain.............................            --         (538,861)
  Fund share transactions (Note 2)..............................            --          156,421
                                                                  ------------     ------------
          Net increase in net assets............................     1,140,790        6,767,108
Net assets:
  Beginning of year.............................................   112,073,358      105,306,250
                                                                  ------------     ------------
  End of year...................................................  $113,214,148     $112,073,358
                                                                  ============     ============

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF ACCOUNTING POLICIES

     Templeton Vietnam Opportunities Fund, Inc. (the Fund) is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940. The Fund seeks long-term capital appreciation by investing at least 65% of its total assets in the equity and debt securities of Vietnam companies. The following summarizes the Fund's significant accounting policies.

  a. Securities Valuations:

     Securities listed or traded on a recognized national or foreign exchange or NASDAQ are valued at the last reported sales prices on the principal exchange on which the securities are traded. Over-the-counter securities and listed securities for which no sale is reported are valued at the mean between the last current bid and asked prices. Securities for which market quotations are not readily available are valued at fair value as determined in good faith by management and approved by the Board of Directors.

  b. Foreign Currency Transactions:

     Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies against U.S. dollars on the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. When the Fund purchases or sells foreign securities it customarily enters into a foreign exchange contract to minimize foreign exchange risk between the trade date and the settlement date of such transactions.

     The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

     Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the differences between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at the end of the fiscal period, resulting from changes in the exchange rates.

  c. Income Taxes:

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Therefore, no provision has been made for income taxes.

  d. Unamortized Organization Costs:

     Organization costs are being amortized on a straight line basis over five years.

  e. Security Transactions, Investment Income, Distributions and Expenses:

     Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Certain dividend income on foreign securities is recorded as soon as information is available to the Fund. Interest income and estimated expenses are accrued daily. Distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

1.  SUMMARY OF ACCOUNTING POLICIES -- (CONTINUED)
  f. Accounting Estimates:

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the amounts of income and expense during the reporting period. Actual results could differ from those estimates.

2.  TRANSACTIONS IN SHARES OF CAPITAL STOCK

     At March 31, 1997, there were 100,000,000 shares of capital stock authorized ($0.01 par value). During the year ended March 31, 1997, there were no share transactions. During the year ended March 31, 1996, 11,510 shares were issued for $156,421 from reinvested distributions.

3.  INVESTMENT MANAGEMENT FEES AND OTHER TRANSACTIONS WITH AFFILIATES

     Certain officers of the Fund are also directors or officers of Templeton Asset Management Limited (TAML) and Franklin Templeton Services, Inc. (FTSI), the Fund's investment manager and administrative manager, respectively.

     The Fund pays monthly an investment management fee to TAML equal, on an annual basis, to 1.5% of the average weekly net assets of the Fund. The Fund pays FTSI monthly a fee of 0.15% per annum on the Fund's average weekly net assets. TAML pays monthly a shareholder servicing agent fee to Paine Webber equal, on an annual basis, to 0.10% of the average daily net assets of the Fund.

     An officer of the Fund is a partner of Dechert Price & Rhoads, legal counsel for the Fund, which firm received legal fees for the year ended March 31, 1997.

4.  PURCHASES AND SALES OF SECURITIES

     Purchases and sales of securities (excluding short-term securities) for the year ended March 31, 1997 aggregated $18,969,754 and $11,546,987, respectively. The cost of securities for federal income tax purposes is the same as that shown in the Investment Portfolio. Realized gains and losses are reported on an identified cost basis.

     At March 31, 1997, the aggregate gross unrealized appreciation and depreciation of portfolio securities, based on cost for federal income tax purposes, was as follows:

            Unrealized appreciation.................................  $ 8,283,087
            Unrealized depreciation.................................   (8,426,174)
                                                                      -----------
            Net unrealized depreciation.............................  $  (143,087)
                                                                      ===========

5.  HOLDING OF 5% VOTING SECURITIES OF PORTFOLIO COMPANIES

     The Investment Company Act of 1940 defines "affiliated companies" as investments in portfolio companies in which the Fund owns 5% or more of the outstanding voting securities. Investments in "affiliated companies" at March 31, 1997 amounted to $14,508,147.

6.  DIRECT INVESTMENTS IN VIETNAM VENTURES

     The Fund may invest up to 65% of its total assets in direct equity investments. These investments typically take the form of a business cooperation contract, joint venture company established in Vietnam or a wholly owned foreign company established in Vietnam. Since these securities are not publicly traded, and may

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

6. DIRECT INVESTMENTS IN VIETNAM VENTURES -- (CONTINUED) be restricted as to resale, they may be less liquid than securities traded in active markets. Direct investments in Vietnam ventures include certain risks not typically associated with investing in countries with developed securities markets, such as political, economic and legal uncertainties. Readily available market quotations cannot be obtained for these securities. The fair value of these securities is estimated using methods approved by the Board. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material. The total value of direct equity investments was $16,686,596 (14.7% of net assets) at March 31, 1997.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Shareholders
Templeton Vietnam Opportunities Fund, Inc.

     We have audited the accompanying statement of assets and liabilities, including the investment portfolio, of Templeton Vietnam Opportunities Fund, Inc. as of March 31, 1997, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and the financial highlights for the periods indicated in the accompanying financial statements. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 1997, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Templeton Vietnam Opportunities Fund, Inc. as of March 31, 1997, the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles.

                                            [McGLADREY & PULLEN, LLP LOGO]

New York, New York
April 25, 1997

                        FISCAL YEAR ENDED MARCH 31, 1996

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              FINANCIAL HIGHLIGHTS

                                                                                   SEPTEMBER 8, 1994
                                                                                     (COMMENCEMENT
                                                                  YEAR ENDED       OF OPERATIONS) TO
                                                                MARCH 31, 1996      MARCH 31, 1995
                                                                --------------     -----------------
PER SHARE OPERATING PERFORMANCE
  (for a share outstanding throughout the period)
Net asset value, beginning of period..........................     $  13.09            $   14.10
                                                                   --------             --------
Income from investment operations:
  Net investment income.......................................          .36                  .13
  Net realized and unrealized gain (loss).....................          .91                (1.00)
                                                                   --------             --------
Total from investment operations..............................         1.27                 (.87)
                                                                   --------             --------
Underwriting expenses deducted from capital...................           --                 (.09)
                                                                   --------             --------
Distributions:
  Dividends from net investment income........................         (.38)                (.05)
  Distributions in excess of net realized gains...............         (.07)                  --
                                                                   --------             --------
Total distributions...........................................         (.45)                (.05)
                                                                   --------             --------
Change in net asset value.....................................          .82                (1.01)
                                                                   --------             --------
Net asset value, end of period................................     $  13.91            $   13.09
                                                                   ========             ========
Total return*
Based on market value per share...............................        22.11%              (26.33)%
Based on net asset value per share............................         9.80%               (6.74)%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)...............................     $112,073            $ 105,306
Ratio of expenses, net of fee waiver, to average net assets...         1.47%                1.72%**
Ratio of net investment income to average net assets..........         2.62%                1.81%**
Portfolio turnover rate.......................................         4.01%               11.77%
Average commission rate paid (per share)***...................     $  .0060                   --

---------------
  * Not annualized for periods of less than one year.

 ** Annualized.

*** Relates to purchases and sales of equity securities. Prior to fiscal year end 1996 disclosure of average commission rate was not required.

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              INVESTMENT PORTFOLIO
                                 MARCH 31, 1996

             INDUSTRY            ISSUE                  COUNTRY        SHARES           VALUE
              -------            ----                --------------  -----------     ------------
COMMON STOCKS 48.1%
APPLIANCES & HOUSEHOLD DURABLES: 1.1%
Luks Industrial Co. Ltd. ..........................    Hong Kong      11,260,000     $  1,193,845
                                                                                     ------------
BEVERAGES & TOBACCO 4.7%
Asia Pacific Breweries Ltd. .......................    Singapore          58,000          358,457
British American Tobacco Ltd. .....................    Singapore         235,000          984,940
Carnaudmetalbox Asia Ltd., fgn. ...................    Singapore         399,000        1,587,270
Rothmans Industries Ltd., fgn. ....................    Singapore         605,000        2,299,318
                                                                                     ------------
                                                                                        5,229,985
                                                                                     ------------
CHEMICALS 1.6%
PT Unggul Indah Corp., fgn. .......................    Indonesia       1,724,800        1,862,754
                                                                                     ------------
CONSTRUCTION & HOUSING 2.1%
*Christiani and Nielsen (Thai) Public Co. Ltd., new
  fgn. ............................................     Thailand         278,766          273,268
Siam Syntech Construction Public Co. Ltd., fgn. ...     Thailand         499,000        1,393,358
*Sino-Thai Engineering & Construction Public Co.,
  fgn. ............................................     Thailand         122,000          710,314
                                                                                     ------------
                                                                                        2,376,940
                                                                                     ------------
FINANCIAL SERVICES 1.1%
Peregrine Investments Holdings Ltd. ...............    Hong Kong         763,000        1,228,258
                                                                                     ------------
FOOD & HOUSEHOLD PRODUCTS 4.1%
Charoen Pokphand Feedmill Public Co. Ltd., fgn. ...     Thailand         113,000          716,096
Chareon Pokphand Feedmill Public Co. Ltd. .........     Thailand         150,000          754,515
Golden Resources Development International Ltd. ...    Hong Kong      21,284,000        3,137,285
                                                                                     ------------
                                                                                        4,607,896
                                                                                     ------------
LEISURE & TOURISM 3.5%
*Glynhill International Ltd. ......................    Hong Kong      27,678,000          880,371
Hongkong & Shanghai Hotels Ltd. ...................    Hong Kong       1,875,000        3,066,815
                                                                                     ------------
                                                                                        3,947,186
                                                                                     ------------
MERCHANDISING 0.8%
Wo Kee Hong Holdings Ltd. .........................    Hong Kong       4,949,000          883,064
                                                                                     ------------
METALS & MINING 4.5%
Natsteel Ltd. fgn. ................................    Singapore       2,467,000        4,854,436
*Padaeng Industry Public Co. Ltd., fgn. ...........     Thailand         306,300          197,139
                                                                                     ------------
                                                                                        5,051,575
                                                                                     ------------
MULTI-INDUSTRY 10.2%
Jardine Matheson Holdings Ltd. (Singapore) ........    Hong Kong         558,842        4,358,968
Saha Union Public Co. Ltd., fgn. ..................     Thailand         400,000          546,578
Swire Pacific Ltd., B..............................    Hong Kong       3,560,000        4,879,235
Thai Wah Public Co. Ltd., fgn. ....................     Thailand         410,850          406,814
Wheelock & Co. Ltd. ...............................    Hong Kong         600,000        1,202,483
                                                                                     ------------
                                                                                       11,394,078
                                                                                     ------------
REAL ESTATE 9.8%
*Lai Sun Development Co. Ltd. .....................    Hong Kong       7,520,000        1,273,752
Lim Kah Ngam., fgn. ...............................    Singapore       1,108,000        1,243,617
New World Development Co. Ltd. ....................    Hong Kong       1,735,965        8,080,520
*South Sea Development Co. Ltd. ...................    Hong Kong      12,239,000          357,643
                                                                                     ------------
                                                                                       10,955,532
                                                                                     ------------

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                                 MARCH 31, 1996

             INDUSTRY            ISSUE                  COUNTRY        SHARES           VALUE
              -------            ----                --------------  -----------     ------------
COMMON STOCKS -- (Continued)
RECREATION & OTHER CONSUMER GOODS 0.2%
KTP Holdings Ltd. .................................    Hong Kong       4,050,000     $    183,282
                                                                                     ------------
TEXTILES & APPAREL 4.4%
Hua Thai Manufacturing Public Co. Ltd. ............     Thailand         259,400          657,541
PT Polysindo Eka Perkasa, fgn......................    Indonesia       7,144,000        4,277,844
                                                                                     ------------
                                                                                        4,935,385
                                                                                     ------------
TOTAL COMMON STOCKS (COST $54,439,310).............                                    53,849,780
                                                                                     ------------
                                                                      PRINCIPAL
                                                                      IN LOCAL
                                                                      CURRENCY
                                                                     -----------
SHORT TERM OBLIGATIONS (COST $58,139,954) 51.8%
U.S. Treasury Bills, 4.59% to 5.06% with maturities
to 6/06/96.........................................  United States   $58,389,000       58,132,707
                                                                                     ------------
TOTAL INVESTMENTS (COST $112,579,264) 99.9%........                                   111,982,487
OTHER ASSETS, LESS LIABILITIES 0.1%................                                        90,871
                                                                                     ------------
TOTAL NET ASSETS 100.0%............................                                  $112,073,358
                                                                                     ============

---------------
   * Non-income producing.

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              FINANCIAL STATEMENTS

                      STATEMENT OF ASSETS AND LIABILITIES
                                 MARCH 31, 1996

                                           ASSETS
Investments in securities, at value (identified cost $112,579,264).............  $111,982,487
Cash...........................................................................           461
Receivables:
  Investment securities sold...................................................       502,961
  Dividends....................................................................        81,172
Unamortized organization costs.................................................        14,660
                                                                                 --------------
          Total assets.........................................................   112,581,741
                                                                                 --------------
                                         LIABILITIES
Payables for investment securities purchased...................................       194,111
Accrued expenses...............................................................       314,272
                                                                                 --------------
          Total liabilities....................................................       508,383
                                                                                 --------------
          Net assets, at value.................................................  $112,073,358
                                                                                 ==============
Net assets consist of:
  Undistributed net investment income..........................................  $    379,647
  Net unrealized depreciation..................................................      (596,777)
  Distributions in excess of net realized gain.................................      (613,263)
  Net capital paid in on shares of capital stock...............................   112,903,751
                                                                                 --------------
          Net assets, at value.................................................  $112,073,358
                                                                                 ==============
Shares outstanding.............................................................     8,058,603
                                                                                 ==============
  Net asset value per share ($112,073,358 [DIVIDED BY] 8,058,603)..............  $      13.91
                                                                                 ==============

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                            STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED MARCH 31, 1996

Investment income: (net of $321,085 foreign taxes withheld)
  Dividends.......................................................  $ 1,587,813
  Interest........................................................    2,905,250
                                                                    -----------
          Total income............................................                  $ 4,493,063
Expenses:
  Management fees (Note 3)........................................    1,234,481
  Administrative fees (Note 3)....................................      164,287
  Transfer agent fees.............................................        1,000
  Custodian fees..................................................       55,000
  Reports to shareholders.........................................       56,500
  Audit fees......................................................       44,850
  Legal fees (Notes 3)............................................       22,000
  Registration and filing fees....................................       23,235
  Directors' fees and expenses....................................        8,000
  Amortization of organization costs..............................        4,392
  Other...........................................................        2,174
                                                                    -----------
          Total expenses..........................................                    1,615,919
                                                                                    -----------
          Net investment income...................................                    2,877,144
Realized and unrealized gain (loss):
  Net realized gain (loss) on:
  Investments.....................................................      195,198
  Foreign currency transactions...................................      (26,076)
                                                                    -----------
                                                                        169,122
  Net unrealized appreciation on investments......................    7,145,378
                                                                    -----------
Net realized and unrealized gain..................................                    7,314,500
                                                                                    -----------
Net increase in net assets resulting from operations..............                  $10,191,644
                                                                                    ===========

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS

                                                                                   SEPTEMBER 8, 1994
                                                                                   (COMMENCEMENT OF
                                                                  YEAR ENDED        OPERATIONS) TO
                                                                MARCH 31, 1996      MARCH 31, 1995
                                                                --------------     -----------------
Increase (decrease) in net assets:
  Operations:
     Net investment income....................................   $   2,877,144       $   1,022,089
     Net realized gain (loss) on investment and foreign
       currency transactions..................................         169,122            (278,424)
     Net unrealized appreciation (depreciation)...............       7,145,378          (7,742,155)
                                                                  ------------        ------------
          Net increase (decrease) in net assets resulting from
            operations........................................      10,191,644          (6,998,490)
  Distributions to shareholders:
     From net investment income...............................      (3,042,096)           (442,590)
     In excess of net realized gain...........................        (538,861)                 --
  Capital share transactions (Note 2).........................         156,421         112,647,319
                                                                  ------------        ------------
          Net increase in net assets..........................       6,767,108         105,206,239
Net assets:
  Beginning of period.........................................     105,306,250             100,011
                                                                  ------------        ------------
  End of period...............................................   $ 112,073,358       $ 105,306,250
                                                                  ============        ============

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF ACCOUNTING POLICIES

     Templeton Vietnam Opportunities Fund, Inc. (the Fund) is a Maryland corporation and a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940. The Fund seeks long-term capital appreciation by investing at least 65% of its total assets in the equity and debt securities of Vietnam or Vietnam-related companies. The following summarizes the Fund's significant accounting policies.

  a. Security Valuations:

     Securities listed or traded on a recognized national or foreign exchange or NASDAQ are valued at the last reported sales prices on the principal exchange on which the securities are traded. Over-the-counter securities and listed securities for which no sale is reported are valued at the mean between the last current bid and asked prices. Securities for which market quotations are not readily available are valued at fair value as determined by management and approved in good faith by the Board of Directors.

  b. Foreign Currency Transactions:

     Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the rate of exchange of such currencies against U.S. dollars on the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. When the Fund purchases or sells foreign securities it customarily enters into a foreign exchange contract to minimize foreign exchange risk between the trade date and the settlement date of such transactions.

     The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

     Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, the differences between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the value of assets and liabilities other than investments in securities at the end of the fiscal period, resulting from changes in the exchange rates.

  c. Income Taxes:

     It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to its shareholders. Therefore, no provision has been made for income taxes.

  d. Unamortized Organization Costs:

     Organization costs are being amortized on a straight line basis over five years.

  e. Security Transactions, Investment Income, Distributions and Expenses:

     Security transactions are accounted for on a trade date basis. Dividend income is recorded on the ex-dividend date. Certain dividend income on foreign securities is recorded as soon as information is available to the Fund. Interest income and estimated expenses are accrued daily. Distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

1.  SUMMARY OF ACCOUNTING POLICIES -- (CONTINUED)
  f. Accounting Estimates:

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the amounts of income and expense during the reporting period. Actual results could differ from those estimates.

2.  TRANSACTIONS IN SHARES OF CAPITAL STOCK

     On September 22, 1994, the Fund completed its initial public offering of 7,000,000 shares of its common stock. Proceeds paid to the Fund amounted to $97,983,319, after deduction of underwriting commissions and expenses of $716,681. On October 26, 1994, the Fund completed a subsequent offering of 1,040,000 shares of its common stock resulting in additional proceeds of $14,664,000.

     At March 31, 1996, there were 100,000,000 shares of capital stock authorized ($0.01 par value).

     During the year ended March 31, 1996, 11,510 shares were issued for $156,421 from reinvested distributions.

3.  INVESTMENT MANAGEMENT FEES AND OTHER TRANSACTIONS WITH AFFILIATES

     Certain officers of the Fund are also directors or officers of Templeton Asset Management Limited (TAML) and Templeton Global Investors, Inc. (TGII), the Fund's investment manager and administrative manager, respectively.

     The Fund pays monthly an investment management fee to TAML equal, on an annual basis, to 1.5% of the average weekly net assets of the Fund. The Fund pays TGII monthly a fee of 0.15% per annum of the Fund's average weekly net assets. From its investment management fee, TAML pays monthly a shareholder servicing agent fee to Paine Webber (formerly Kidder, Peabody & Co.) equal, on an annual basis, to 0.10% of the average daily net assets of the Fund. TAML and Paine Webber have agreed to reduce their fees by one half during the fiscal quarter following any of the first four fiscal quarters of the Fund if the average closing price of the Fund's Shares in the preceding quarter is less than the $15.00 initial offering price. Such reduction in fees for TAML attributable to the Fund amounted to $408,359 for the year ended March 31, 1996.

     An officer of the Fund is a partner of Dechert Price & Rhoads, legal counsel for the Fund, which firm received fees of $22,000 for the year ended March 31, 1996.

4.  PURCHASES AND SALES OF SECURITIES

     Purchases and sales of securities (excluding short-term securities) for the year ended March 31, 1996 aggregated $2,190,716 and $14,144,063, respectively. The cost of securities for federal income tax purposes is the same as that shown in the Investment Portfolio. Realized gains and losses are reported on an identified cost basis.

     At March 31, 1996, the aggregate gross unrealized appreciation and depreciation of portfolio securities, based on cost for federal income tax purposes, was as follows:

            Unrealized appreciation.................................  $ 5,943,978
            Unrealized depreciation.................................   (6,540,755)
                                                                      -----------
            Net unrealized depreciation.............................  $  (596,777)
                                                                      ===========

5.  DEFERRED TAX LOSSES

     At March 31, 1996, the Fund has deferred capital losses occurring subsequent to October 31, 1995 of $587,000. Such losses will be reorganized in the year ending March 31, 1997.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                          INDEPENDENT AUDITOR'S REPORT
--------------------------------------------------------------------------------

The Board of Directors and Shareholders
Templeton Vietnam Opportunities Fund, Inc.

     We have audited the accompanying statement of assets and liabilities, including the investment portfolio, of Templeton Vietnam Opportunities Fund, Inc. as of March 31, 1996, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for the periods indicated in the accompanying financial statements. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of March 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Templeton Vietnam Opportunities Fund, Inc. as of March 31, 1996, the results of its operations, the changes in its net assets and the financial highlights for the periods indicated, in conformity with generally accepted accounting principles.

                                       [McGLADREY & PULLEN, LLP LOGO]

New York, New York
April 26, 1996

                           [McGLADREY & PULLEN, LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Offer To Purchase on Schedule 13E-4 of our reports, dated April 25, 1997 and April 26, 1996, relating to the financial statements of Templeton Vietnam Opportunities Fund, Inc. for the years ended March 31, 1997 and 1996, respectively. We also consent to the reference to our Firm under the caption 'Selected Financial Information' in the Offer To Purchase.
                                            McGladrey & Pullen, LLP

McGLADREY & PULLEN LLP

New York, New York
December 17, 1997

                                  EXHIBIT A-2

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                         UNAUDITED FINANCIAL STATEMENTS

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              FINANCIAL HIGHLIGHTS

                 PERIOD FROM APRIL 1, 1997 TO DECEMBER 12, 1997

                                                  FOR THE
                                                   PERIOD
                                                  APRIL 1,
                                                  1997 TO
                                                DECEMBER 12,            YEAR ENDED MARCH 31,
                                                    1997         ----------------------------------
                                                (UNAUDITED)        1997         1996        1995+
                                                ------------     --------     --------     --------
PER SHARE OPERATING PERFORMANCE
  (for a share outstanding throughout the
  period)
Net asset value, beginning of period..........    $  14.05       $  13.91     $  13.09     $  14.10
                                                   -------       --------     --------     --------
Income from investment operations:
  Net investment income.......................         .10            .29          .36          .13
  Net realized and unrealized gains
     (losses).................................       (5.91)           .21          .91        (1.00)
                                                   -------       --------     --------     --------
Total from investment operations..............       (5.81)           .50         1.27         (.87)
                                                   -------       --------     --------     --------
Underwriting expenses deducted from capital...          --             --           --         (.09)
                                                   -------       --------     --------     --------
Less distributions:
  Dividends from net investment income........        (.03)          (.31)        (.38)        (.05)
  Distributions from net realized gains.......        (.04)          (.05)        (.07)          --
                                                   -------       --------     --------     --------
Total distributions...........................        (.07)          (.36)        (.45)        (.05)
                                                   -------       --------     --------     --------
Net asset value, end of period................    $   8.17       $  14.05     $  13.91     $  13.09
                                                   =======       ========     ========     ========
Total return*
Based on market value per share...............      (31.85)%       (10.87)%      22.11%      (26.33)%
Based on net asset value per share............      (41.53)%         4.03%        9.80%       (6.74)%
RATIOS/SUPPLEMENTAL DATA :
Net assets, end of period (000's).............    $ 65,817       $113,214     $112,073     $105,306
Ratios to average net assets:
  Expenses....................................        2.15%          1.82%        1.47%        1.72%**
  Net investment income.......................        1.08%          2.04%        2.62%        1.81%**
Portfolio turnover rate.......................       73.16%         20.16%        4.01%       11.77%
Average commission rate paid***...............    $  .0083       $  .0009     $  .0060           --

  * Total return is not annualized.

 ** Annualized.

*** Relates to purchases and sales of equity securities. Prior to fiscal year end 1996 disclosure of average commission rate was not required.

  + For the period September 8, 1994 (commencement of operations) to March 31,
    1995.

                       See notes to financial statements.

                      TEMPLETON VIETNAM OPPORTUNITIES FUND

                            STATEMENT OF INVESTMENTS
                               DECEMBER 12, 1997
                                  (UNAUDITED)

                                                        COUNTRY        SHARES           VALUE
                                                     --------------  -----------     ------------
COMMON STOCKS AND WARRANTS: 26.6%
BANKING: 9.8%
Bangkok Bank Public Co. Ltd. ......................     Thailand         795,800     $  1,458,157
Bank of Ayudhya Public Co. Ltd., fgn. .............     Thailand       2,350,000        1,304,831
Siam Commercial Bank...............................     Thailand         203,440          226,836
Siam Commercial Bank Ltd., fgn.....................     Thailand       1,257,360        1,466,105
*Siam Commercial Bank, rts.........................     Thailand         171,546            2,916
*Siam Commercial Bank, rts., fgn. .................     Thailand         419,119           51,197
Thai Farmers Bank Public Co. Ltd., fgn. ...........     Thailand          60,000          134,592
Thai Farmers Bank Public Co. Ltd., SEC.............     Thailand         900,000        1,469,184
Thai Military Bank Ltd., fgn. .....................     Thailand       1,453,900          330,982
                                                                                     ------------
                                                                                        6,444,800
                                                                                     ------------
BEVERAGES & TOBACCO 3.2%
Asia Pacific Breweries Ltd.........................    Singapore          30,000           79,252
British American Tobacco Co. Ltd...................    Singapore         235,000          719,315
Carnaudmetalbox Asia Ltd., fgn.....................    Singapore         170,000          172,768
Rothmans Industries Ltd., fgn......................    Singapore         224,000        1,128,106
                                                                                     ------------
                                                                                        2,099,441
                                                                                     ------------
BUILDING MATERIALS & COMPONENTS: 2.2%
Siam Cement Public Co. Ltd. .......................     Thailand          70,200          389,783
Siam Cement Public Co. Ltd., fgn...................     Thailand          22,200          173,557
*Siam Cement Public Co. Ltd., SEC..................     Thailand         154,700          853,171
                                                                                     ------------
                                                                                        1,416,511
                                                                                     ------------
CHEMICALS: 1.6%
PT Unggul Indah Corp...............................    Indonesia       3,449,600          904,264
Thai Petrochemical Industry Public Co. Ltd.,
  fgn. ............................................     Thailand       1,138,000          149,122
                                                                                     ------------
                                                                                        1,053,386
                                                                                     ------------
CONSTRUCTION & HOUSING: 0.2%
Italian-Thai Development Public Company, fgn. .....     Thailand         409,900          141,109
*Sino-Thai Engineering & Construction Public Co.,
  fgn. ............................................     Thailand         120,500           21,410
                                                                                     ------------
                                                                                          162,519
                                                                                     ------------
FINANCIAL SERVICES: 0.0%
*Asia Credit Public Co. Ltd........................     Thailand         226,300           59,057
                                                                                     ------------
FOOD & HOUSEHOLD PRODUCTS: 2.3%
Charoen Pokphand Feedmill Public Co. Ltd. .........     Thailand         175,663          117,044
Chareon Pokphand Feedmill Public Co. Ltd., fgn. ...     Thailand         135,737          226,103
Golden Resources Development International Ltd. ...    Hong Kong       9,540,000          984,819
Saha Pathanapibul Public Co. Ltd., fgn. ...........     Thailand          71,100           73,824
Serm Suk Public Co. Ltd............................     Thailand          15,700           83,687
Serm Suk Public Co. Ltd., fgn. ....................     Thailand             300            1,636
                                                                                     ------------
                                                                                        1,487,113
                                                                                     ------------
INSURANCE: 0.6%
Bangkok Insurance Public Co. Ltd. BKI, SEC.........     Thailand          55,000          393,337
                                                                                     ------------

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                                                        COUNTRY        SHARES           VALUE
                                                     --------------  -----------     ------------
COMMON STOCKS AND WARRANTS -- (Continued)
LEISURE & TOURISM: 0.6%
Dusit Thani Public Company Ltd., fgn. .............     Thailand         530,000     $    370,794
*Lai Sun Hotels International Ltd., wts. ..........    Hong Kong         111,717              721
                                                                                     ------------
                                                                                          371,515
                                                                                     ------------
MERCHANDISING: 0.5%
*Siam Makro Public Company Ltd., fgn. .............     Thailand         342,000          296,235
                                                                                     ------------
METALS & MINING: 2.6%
Natsteel Ltd., fgn. ...............................    Singapore       1,102,000        1,688,227
                                                                                     ------------
MULTI-INDUSTRY: 0.6%
Saha Union Public Co. Ltd. ........................     Thailand           1,000              511
Saha Union Public Co. Ltd., fgn. ..................     Thailand         339,000          210,816
Thai Wah Public Co. Ltd., fgn. ....................     Thailand         410,850           38,781
United Communications Industries, fgn. ............     Thailand         320,000          163,465
                                                                                     ------------
                                                                                          413,573
                                                                                     ------------
REAL ESTATE: 1.0%
First Capital Corp. Ltd., fgn. ....................    Singapore          40,000           39,083
*Lai Fung Holdings Ltd. ...........................    Hong Kong          25,840            9,086
*Lai Sun Development Co. Ltd., wts. ...............    Hong Kong         522,000            7,005
Lim Kah Ngam Ltd. .................................    Singapore          42,000           22,039
Lim Kah Ngam Ltd., fgn. ...........................    Singapore       1,108,000          581,399
                                                                                     ------------
                                                                                          658,612
                                                                                     ------------
RECREATION & OTHER CONSUMER GOODS: 0.1%
KTP Holdings Ltd. .................................    Hong Kong         220,000           54,790
*KTP Holdings Ltd., wts. ..........................    Hong Kong         101,250            1,764
                                                                                     ------------
                                                                                           56,554
                                                                                     ------------
TELECOMMUNICATIONS: 0.4%
Jasmine International Public Co. Ltd., fgn. .......     Thailand         500,000          122,154
Total Access Communication Public Co. Ltd. ........     Thailand         180,000          161,100
                                                                                     ------------
                                                                                          283,254
                                                                                     ------------
TEXTILES & APPAREL: 0.3%
Hua Thai Manufacturing Public Co. Ltd. ............     Thailand         259,400          218,927
                                                                                     ------------
TRANSPORTATION: 0.5%
Thai Airways International Public Co. Ltd.,
  fgn. ............................................     Thailand         326,600          346,366
TOTAL COMMON STOCKS AND WARRANTS (COST
  $41,168,371).....................................                                    17,449,427
                                                                                     ------------
DIRECT EQUITY INVESTMENTS: 12.0%
REAL ESTATE: 6.2%
*+(R)Mayfair Hanoi, Ltd., 30% equity interest owned
  through HEA Holdings Ltd., a wholly owned
  investment acquired 10/31/96.....................     Vietnam                         4,093,534
LEISURE & TOURISM: 5.8%
*+(R)Indotel Ltd., acquired 11/22/96...............     Vietnam          900,000        3,850,200
                                                                                     ------------
TOTAL DIRECT EQUITY INVESTMENTS (COST
  $14,702,155).....................................                                     7,943,734
                                                                                     ------------

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                                                                      PRINCIPAL
                                                        COUNTRY       AMOUNT**          VALUE
                                                     --------------  -----------     ------------
SHORT TERM OBLIGATIONS: (COST $39,529,696) 60.1%
     U.S. Treasury Bills, 4.765% to 5.530%, with
       maturities to 4/30/98.......................  United States    39,840,000     $ 39,551,270
                                                                                     ------------
TOTAL INVESTMENTS: (COST $95,400,222) 98.7%........                                    64,944,431
OTHER ASSETS, LESS LIABILITIES: 1.3%...............                                       872,927
                                                                                     ------------
TOTAL NET ASSETS: 100.0%...........................                                  $ 65,817,358
                                                                                     ============

---------------
   * Non-income producing.

 ** Securities traded in U.S. dollars.

   + See note 6.

(R) Restricted securities, see note 7.

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              FINANCIAL STATEMENTS

                      STATEMENT OF ASSETS AND LIABILITIES
                               DECEMBER 12, 1997
                                  (UNAUDITED)

                                           ASSETS
Investments in securities, at value (cost $95,400,222).........................  $ 64,944,431
Cash...........................................................................        26,861
Receivables:
  Investment securities sold...................................................     3,849,266
  Dividends and interest.......................................................        12,991
Unamortized organization costs.................................................         7,208
                                                                                 --------------
          Total assets.........................................................    68,840,757
                                                                                 --------------
                                         LIABILITIES
Payables:
  Investment securities purchased..............................................     2,603,144
  To affiliates................................................................        42,437
Accrued expenses...............................................................       377,818
                                                                                 --------------
          Total liabilities....................................................     3,023,399
                                                                                 --------------
          Net assets, at value.................................................  $ 65,817,358
                                                                                 ==============
Net assets consist of:
  Undistributed net investment income..........................................  $    773,474
  Net unrealized depreciation..................................................   (30,455,791)
  Accumulated net realized loss................................................   (17,404,076)
  Capital shares...............................................................   112,903,751
                                                                                 --------------
          Net assets, at value.................................................  $ 65,817,358
                                                                                 ==============
  Net asset value per share
    ($65,817,358 [DIVIDED BY] 8,058,603 shares outstanding)....................  $       8.17
                                                                                 ==============

                       See Notes to Financial Statements

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                            STATEMENT OF OPERATIONS
               FOR THE PERIOD APRIL 1, 1997 TO DECEMBER 12, 1997
                                  (UNAUDITED)

Investment income: (net of foreign taxes of $122,234)
  Dividends.....................................................  $  1,281,628
  Interest......................................................     1,103,615
                                                                   -----------
          Total investment income...............................                   $  2,385,243
Expenses:
  Management fees (Note 3)......................................     1,108,703
  Administrative fees (Note 3)..................................       215,870
  Custodian fees................................................        29,614
  Reports to shareholders.......................................        20,100
  Registration and filing fees..................................        15,300
  Professional fees.............................................       166,503
  Directors' fees and expenses..................................         6,300
  Amortization of organization costs............................         3,072
  Other.........................................................        22,069
                                                                   -----------
          Total expenses........................................                      1,587,531
                                                                                    -----------
          Net investment income.................................                        797,712
                                                                                    -----------
Realized and unrealized gains (losses):
Net realized gain (loss) from:
  Investments...................................................   (17,307,799)
  Foreign currency transactions.................................       (50,189)
                                                                   -----------
          Net realized loss.....................................                    (17,357,988)
          Net unrealized depreciation on investments............                    (30,312,704)
                                                                                    -----------
Net realized and unrealized loss................................                    (47,670,692)
                                                                                    -----------
Net decrease in net assets resulting from operations............                   $(46,872,980)
                                                                                    ===========

                       See Notes to Financial Statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS

                                                                 FOR THE PERIOD
                                                                APRIL 1, 1997 TO
                                                                DECEMBER 12, 1997       YEAR ENDED
                                                                   (UNAUDITED)        MARCH 31, 1997
                                                                -----------------     --------------
Increase (decrease) in net assets:
  Operations:
     Net investment income....................................    $     797,712        $   2,321,823
     Net realized gain (loss) from investments and foreign
       currency transactions..................................      (17,357,988)           1,226,081
     Net unrealized appreciation (depreciation) on
       investments............................................      (30,312,704)             453,690
                                                                   ------------         ------------
          Net increase (decrease) in net assets resulting from
            operations........................................      (46,872,980)           4,001,594
  Distributions to shareholders from:
     Net investment income....................................         (241,758)          (2,457,874)
     Net realized gains.......................................         (282,052)            (402,930)
                                                                   ------------         ------------
          Net increase (decrease) in net assets...............      (47,396,790)           1,140,790
Net assets:
  Beginning of period.........................................      113,214,148          112,073,358
                                                                   ------------         ------------
  End of period...............................................    $  65,817,358        $ 113,214,148
                                                                   ============         ============
Undistributed net investment income included in net assets:
  End of period...............................................    $     773,474        $     217,520
                                                                   ============         ============

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Templeton Vietnam Opportunities Fund, Inc. (the Fund) is registered under the Investment Company Act of 1940 as a closed-end, non-diversified investment company. The Fund seeks long-term capital appreciation by investing at least 65% of its total assets in the equity and debt securities of Vietnam companies. The following summarizes the Fund's significant accounting policies.

  a. Security Valuation:

     Securities listed or traded on a recognized national exchange or NASDAQ are valued at the latest reported sales price. Over-the-counter securities and listed securities for which no sale is reported are valued within the range of the latest quoted bid and asked prices. Securities for which market quotations are not readily available are valued at fair value as determined by management in accordance with procedures established by the Board of Directors.

  b. Foreign Currency Translation:

     Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the exchange rate of such currencies against U.S. dollars on the date of valuation. Purchases and sales of securities and income items denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect on the transaction date. When the Fund purchases or sells foreign securities it will customarily enter into a foreign exchange contract to minimize foreign exchange risk from the trade date to the settlement date of such transactions.

     The Fund does not separately report the effect of changes in foreign exchange rates from changes in market prices on securities held. Such changes are included in net realized and unrealized gain or loss from investments.

     Realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the recorded amounts of dividends, interest, and foreign withholding taxes, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in foreign exchange rates on foreign currency denominated assets and liabilities other than investments in securities held at the end of the reporting period.

  c. Income Taxes:

     No provision has been made for income taxes because the Fund's policy is to qualify as a regulated investment company under the Internal Revenue Code and to distribute all of its taxable income.

  d. Security Transactions, Investment Income, Expenses and Distributions:

     Security transactions are accounted for on trade date. Realized gains and losses on security transactions are determined on a specific identification basis. Certain income from foreign securities is recorded as soon as information is available to the Fund. Interest income and estimated expenses are accrued daily. Dividend income and distributions to shareholders are recorded on the ex-dividend date.

  e. Organization Costs:

     Organization costs are amortized on a straight line basis over five years.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  f. Accounting Estimates:

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the amounts of income and expense during the reporting period. Actual results could differ from those estimates.

2.  CAPITAL SHARES

     At December 12, 1997, there were 100,000,000 shares authorized ($0.01 par value). During the period April 1, 1997 to December 12, 1997 and during the year ended March 31, 1997, there were no share transactions.

3.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     Certain officers of the Fund are also directors or officers of Templeton Asset Management Limited (TAML) and Franklin Templeton Services, Inc. (FT Services), the Fund's investment manager and administrative manager, respectively.

     The Fund pays an investment management fee to TAML of 1.5% per year of the average weekly net assets of the Fund. From its investment management fee, TAML pays a shareholder servicing agent fee to Paine Webber of 0.10% per year of the average daily net assets of the Fund. The Fund pays FT Services an administrative fee of 0.15% per year of the Fund's average weekly net assets.

4.  INCOME TAXES

     The cost of securities for income tax purposes is the same as that shown in the investment portfolio. For the period April 1, 1997 to December, 12, 1997, the net unrealized depreciation based on the cost of investments for income tax purposes of was as follows:

            Unrealized appreciation................................  $    444,840
            Unrealized depreciation................................   (30,900,631)
                                                                     -------------
            Net unrealized depreciation............................  $(30,455,791)
                                                                     =============

5.  INVESTMENT TRANSACTIONS

     Purchases and sales of securities (excluding short-term securities) for the period April 1, 1997 to December 12, 1997 aggregated $59,278,463 and $49,194,807 respectively.

6.  HOLDING OF 5% VOTING SECURITIES OF PORTFOLIO COMPANIES

     The Investment Company Act of 1940 defines "affiliated companies" as investments in portfolio companies in which the Fund owns 5% or more of the outstanding voting securities. Investments in "affiliated companies" during the period April 1, 1997 to December 12, 1997 were $7,943,734.

7.  DIRECT INVESTMENTS IN VIETNAM VENTURES

     The Fund may invest up to 65% of its total net assets in direct equity investments. These investments typically take the form of a business corporation contract, joint venture company established in Vietnam or a wholly owned foreign company established in Vietnam. Since these securities are not publicly traded, and may be restricted as to resale, they may be less liquid than securities traded in active markets. Direct investments in

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

7.  DIRECT INVESTMENTS IN VIETNAM VENTURES -- (CONTINUED)
Vietnam ventures involve certain risks not typically associated with investing in more developed countries with established securities markets, such as political, economic, and legal uncertainties. Readily available market quotations cannot be obtained for these securities. The fair value of these securities is estimated using methods approved by the Board. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material. The Fund retained independent consultants including a real estate advisory firm to assist with the evaluation of these investments. Based upon the information provided to management and recent developments in the region, the direct equity investments were valued at $7,943,734 (12.07% of net assets) at December 12, 1997, resulting in an unrealized loss of $6,758,428.

8.  TENDER OFFER

     The Board of Directors has approved a tender offer for up to 50% of the Fund's shares. Tendered shares will be accepted by the Fund at their net asset value on the last day of the tender offering period, currently anticipated to commence in December 1997 and conclude in January 1998. If more than 50% of the shares are tendered, they will be accepted on a pro rata basis, and the Board currently intends to submit to shareholders a proposal to liquidate the Fund. If less than 50% of the shares are tendered, the Board intends to submit to shareholders a proposal to change the name of the Fund and expand its investment objectives to include investing in other Southeast Asian countries, while continuing to focus its investment program on Vietnam.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              FINANCIAL HIGHLIGHTS

                   SIX MONTH PERIOD ENDED SEPTEMBER 30, 1997

                                                SIX MONTHS
                                                   ENDED
                                               SEPTEMBER 30,            YEAR ENDED MARCH 31,
                                                   1997          ----------------------------------
                                                (UNAUDITED)        1997         1996        1995+
                                               -------------     --------     --------     --------
PER SHARE OPERATING PERFORMANCE
  (for a share outstanding throughout the
  period)
Net asset value, beginning of period.........    $   14.05       $  13.91     $  13.09     $  14.10
                                                  --------       --------     --------     --------
Income from investment operations:
  Net investment income......................          .14            .29          .36          .13
  Net realized and unrealized gains
     (losses)................................        (1.11)           .21          .91        (1.00)
                                                  --------       --------     --------     --------
Total from investment operations.............         (.97)           .50         1.27         (.87)
                                                  --------       --------     --------     --------
Underwriting expenses deducted from
  capital....................................           --             --           --         (.09)
                                                  --------       --------     --------     --------
Less distributions:
  Dividends from net investment income.......         (.03)          (.31)        (.38)        (.05)
  Distributions from net realized gains......         (.04)          (.05)        (.07)          --
                                                  --------       --------     --------     --------
Total distributions..........................         (.07)          (.36)        (.45)        (.05)
                                                  --------       --------     --------     --------
Net asset value, end of period...............    $   13.01       $  14.05     $  13.91     $  13.09
                                                  ========       ========     ========     ========
Total return*
Based on market value per share..............         2.23%        (10.87)%      22.11%      (26.33)%
Based on net asset value per share...........        (6.89)%         4.03%        9.80%       (6.74)%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000's)............    $ 104,865       $113,214     $112,073     $105,306
Ratios to average net assets:
  Expenses...................................         1.82%**        1.82%        1.47%        1.72%**
  Net investment income......................         1.99%**        2.04%        2.62%        1.81%**
Portfolio turnover rate......................        22.56%         20.16%        4.01%       11.77%
Average commission rate paid***..............    $   .0160       $  .0009     $  .0060           --

---------------
  * Total return is not annualized.

 ** Annualized.

*** Relates to purchases and sales of equity securities. Prior to fiscal year end 1996 disclosure of average commission rate was not required.

  + For the period September 8, 1994 (commencement of operations) to March 31,
    1995.

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                            STATEMENT OF INVESTMENTS
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                        COUNTRY        SHARES           VALUE
                                                     --------------  -----------     ------------
COMMON STOCKS AND WARRANTS 71.8%
BANKING 18.7%
Bangkok Bank Public Co. Ltd. ......................     Thailand       1,155,800     $  3,979,997
Bank of Ayudhya Public Co. Ltd. ...................     Thailand          77,050          124,171
Bank of Ayudhya Public Co. Ltd., fgn. .............     Thailand       2,272,950        3,694,326
Siam Commercial Bank...............................     Thailand         980,000        3,185,686
Siam Commercial Bank Ltd., loc. ...................     Thailand         529,300        1,720,590
Siam Commercial Bank Ltd., fgn. ...................     Thailand         262,700          853,956
Thai Farmers Bank Public Co. Ltd. .................     Thailand         506,500        1,332,528
Thai Farmers Bank Public Co. Ltd., fgn. ...........     Thailand          60,000          209,917
Thai Farmers Bank Public Co. Ltd., SEC.............     Thailand       1,300,000        3,420,110
Thai Military Bank Ltd., fgn. .....................     Thailand       1,453,900        1,021,335
                                                                                     ------------
                                                                                       19,542,616
                                                                                     ------------
BEVERAGES & TOBACCO 4.0%
Asia Pacific Breweries Ltd. .......................    Singapore          30,000          103,956
British American Tobacco Co. Ltd. .................    Singapore         235,000          746,715
Carnaudmetalbox Asia Ltd., fgn. ...................    Singapore         371,000          566,384
Rothmans Industries Ltd., fgn. ....................    Singapore         605,000        2,768,879
                                                                                     ------------
                                                                                        4,185,934
                                                                                     ------------
BUILDING MATERIALS & COMPONENTS 2.8%
Siam Cement Public Co. Ltd. .......................     Thailand          70,200          812,230
Siam Cement Public Co. Ltd., fgn. .................     Thailand          22,200          364,496
*Siam Cement Public Co. Ltd., SEC..................     Thailand         154,700        1,789,910
                                                                                     ------------
                                                                                        2,966,636
                                                                                     ------------
CHEMICALS 2.0%
PT Unggul Indah Corp., fgn. .......................    Indonesia       1,724,800        1,782,468
Thai Petrochemical Industry Public Co. Ltd.,
  fgn. ............................................     Thailand       1,138,000          344,848
                                                                                     ------------
                                                                                        2,127,316
                                                                                     ------------
CONSTRUCTION & HOUSING 1.2%
Italian-Thai Development Public Company, fgn. .....     Thailand         409,900          790,441
Siam Syntech Construction Public Co. Ltd., fgn. ...     Thailand         646,350          227,024
*Sino-Thai Engineering & Construction Public Co.,
  fgn. ............................................     Thailand         122,000          201,653
                                                                                     ------------
                                                                                        1,219,118
                                                                                     ------------
FINANCIAL SERVICES 1.6%
Asia Credit Public Co. Ltd. .......................     Thailand         226,300          561,074
Peregrine Investments Holdings Ltd. ...............    Hong Kong         685,000        1,164,093
                                                                                     ------------
                                                                                        1,725,167
                                                                                     ------------
FOOD & HOUSEHOLD PRODUCTS 4.3%
Charoen Pokphand Feedmill Public Co. Ltd. .........     Thailand         175,663          367,779
Chareon Pokphand Feedmill Public Co. Ltd., fgn. ...     Thailand         135,737          758,145
Golden Resources Development International Ltd. ...    Hong Kong      21,284,000        3,163,169
Saha Pathanapibul Public Co. Ltd., fgn. ...........     Thailand          71,100          121,438
Serm Suk Public Co. Ltd. ..........................     Thailand          16,000          144,573
                                                                                     ------------
                                                                                        4,555,104
                                                                                     ------------

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                            STATEMENT OF INVESTMENTS
                 SEPTEMBER 30, 1997 (UNAUDITED) -- (CONTINUED)

                                                        COUNTRY        SHARES           VALUE
                                                                                     ------------
COMMON STOCKS AND WARRANTS -- (Continued)
INSURANCE 0.6%
Bangkok Insurance Public Co. Ltd. BKI..............     Thailand           4,700     $     55,675
Bangkok Insurance Public Co. Ltd. BKI, SEC.........     Thailand          50,300          595,840
                                                                                     ------------
                                                                                          651,515
                                                                                     ------------
LEISURE & TOURISM 0.6%
Dusit Thani Public Company Ltd., fgn. .............     Thailand         530,000          624,174
*Lai Sun Hotels International Ltd., wts. ..........    Hong Kong         211,717           10,671
                                                                                     ------------
                                                                                          634,845
                                                                                     ------------
MERCHANDISING 1.1%
*Siam Makro Public Company Ltd., fgn. .............     Thailand         342,000          565,289
*Wo Kee Hong Holdings Ltd. ........................    Hong Kong       5,938,800          613,988
                                                                                     ------------
                                                                                        1,179,277
                                                                                     ------------
METALS & MINING 6.4%
Natsteel Ltd., fgn. ...............................    Singapore       2,467,000        6,742,112
                                                                                     ------------
MULTI-INDUSTRY 11.2%
Jardine Matheson Holdings Ltd. (Singapore).........    Hong Kong         474,731        3,845,321
Saha Union Public Co. Ltd. ........................     Thailand           1,000              813
Saha Union Public Co. Ltd., fgn. ..................     Thailand         339,000          275,496
Swire Pacific Ltd., B..............................    Hong Kong       3,620,000        5,356,552
Thai Wah Public Co. Ltd., fgn. ....................     Thailand         410,850           70,739
United Communications Industries, fgn. ............     Thailand         320,000          934,435
Wheelock and Co. Ltd. .............................    Hong Kong         600,000        1,221,246
                                                                                     ------------
                                                                                       11,704,602
                                                                                     ------------
REAL ESTATE 12.6%
First Capital Corp. Ltd., fgn. ....................    Singapore          40,000           89,441
Lai Sun Development Co. Ltd. ......................    Hong Kong       1,292,000        1,177,126
*Lai Sun Development Co. Ltd., wts. ...............    Hong Kong         532,000           33,345
Lim Kah Ngam Ltd. .................................    Singapore          42,000           37,895
Lim Kah Ngam Ltd., fgn. ...........................    Singapore       1,108,000          999,699
New World Development Co. Ltd. ....................    Hong Kong       1,791,681       10,836,220
                                                                                     ------------
                                                                                       13,173,726
                                                                                     ------------
RECREATION & OTHER CONSUMER GOODS 0.3%
KTP Holdings Ltd. .................................    Hong Kong         506,250          320,577
                                                                                     ------------
TELECOMMUNICATIONS 1.0%
Jasmine International Public Co. Ltd., fgn. .......     Thailand         500,000          416,667
Total Access Communication Public Co. Ltd. ........     Thailand         180,000          594,000
                                                                                     ------------
                                                                                        1,010,667
                                                                                     ------------
TEXTILES & APPAREL 2.7%
Hua Thai Manufacturing Public Co. Ltd. ............     Thailand         259,400          257,256
PT Polysindo Eka Perkasa, fgn. ....................    Indonesia       6,386,000        2,523,343
                                                                                     ------------
                                                                                        2,780,599
                                                                                     ------------
TRANSPORTATION 0.7%
Thai Airways International Public Co. Ltd.,
  fgn. ............................................     Thailand         444,000          736,942
                                                                                     ------------
TOTAL COMMON STOCKS AND WARRANTS (COST
  $81,476,145).....................................                                    75,256,753
                                                                                     ------------

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                            STATEMENT OF INVESTMENTS
                 SEPTEMBER 30, 1997 (UNAUDITED) -- (CONTINUED)

                                                        COUNTRY        SHARES           VALUE
                                                     --------------  -----------     ------------
DIRECT EQUITY INVESTMENTS 15.9%
REAL ESTATE 5.3%
*+(R)Mayfair Hanoi, Ltd., 30% equity interest owned
  through HEA Holdings Ltd., a wholly owned
  investment acquired 10/31/96.....................     Vietnam                      $  5,547,596
LEISURE & TOURISM 8.7%
*+(R)Indotel Ltd., acquired 11/22/96...............     Vietnam          900,000        9,154,566
MULTI-INDUSTRY 1.9%
*+(R)Phuben Tea Joint Venture, 30% equity interest
  owned through Sipef East Asia Holdings, a 50%
  owned investment acquired 5/29/96................     Vietnam                         2,031,357
                                                                                     ------------
TOTAL DIRECT EQUITY INVESTMENTS (COST
  $16,733,519).....................................                                    16,733,519
                                                                                     ------------
                                                                      PRINCIPAL
                                                                      AMOUNT**
                                                                      ---------
SHORT TERM OBLIGATIONS (COST $12,737,274) 12.2%
  GOVERNMENT AND GOVERNMENT AGENCIES
     U.S. Treasury Bills, 4.765% to 5.160% with
       maturities to 12/26/97......................  United States   $12,888,000       12,742,731
                                                                                     ------------
TOTAL INVESTMENTS (COST $110,946,938) 99.9%........                                   104,733,003
OTHER ASSETS, LESS LIABILITIES 0.1%................                                       132,135
                                                                                     ------------
TOTAL NET ASSETS 100.0%............................                                  $104,865,138
                                                                                     ============

---------------
   * Non-income producing.

 ** Securities traded in U.S. dollars.

   + See note 6.

(R) Restricted securities, see note 7.

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                              FINANCIAL STATEMENTS

                      STATEMENT OF ASSETS AND LIABILITIES
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                           ASSETS
Investments in securities, at value (cost $110,946,938)........................  $104,733,003
Cash...........................................................................           626
Receivables:
  Investment securities sold...................................................        24,387
  Dividends and interest.......................................................       280,808
Unamortized organization costs.................................................         8,084
                                                                                 --------------
          Total assets.........................................................   105,046,908
                                                                                 --------------
                                         LIABILITIES
Payable to affiliates..........................................................       146,302
Accrued expenses...............................................................        35,468
                                                                                 --------------
          Total liabilities....................................................       181,770
                                                                                 --------------
          Net assets, at value.................................................  $104,865,138
                                                                                 ==============
Net assets consist of:
  Undistributed net investment income..........................................  $  1,107,615
  Net unrealized depreciation..................................................    (6,213,935)
  Accumulated net realized loss................................................    (2,932,293)
  Capital shares...............................................................   112,903,751
                                                                                 --------------
          Net assets, at value.................................................  $104,865,138
                                                                                 ==============
  Net asset value per share ($104,865,138 [divided by] 8,058,603 shares
    outstanding)...............................................................  $      13.01
                                                                                 ==============

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                            STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

Investment income: (net of foreign taxes of $112,555)
  Dividends.......................................................  $ 1,274,959
  Interest........................................................      889,893
                                                                    -----------
          Total investment income.................................                  $ 2,164,852
Expenses:
  Management fees (Note 3)........................................      852,696
  Administrative fees (Note 3)....................................       85,270
  Custodian fees..................................................       25,000
  Reports to shareholders.........................................       16,100
  Registration and filing fees....................................        9,000
  Professional fees...............................................       36,500
  Directors' fees and expenses....................................        5,000
  Amortization of organization costs..............................        2,196
  Other...........................................................        1,237
                                                                    -----------
          Total expenses..........................................                    1,032,999
                                                                                    -----------
          Net investment income...................................                    1,131,853
                                                                                    -----------
Realized and unrealized gains (losses):
  Net realized gain (loss) from:
  Investments.....................................................   (2,948,917)
  Foreign currency transactions...................................       62,712
                                                                    -----------
          Net realized loss.......................................                   (2,886,205)
          Net unrealized depreciation on investments..............                   (6,070,848)
                                                                                    -----------
Net realized and unrealized loss..................................                   (8,957,053)
                                                                                    -----------
Net decrease in net assets resulting from operations..............                  $(7,825,200)
                                                                                    ===========

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                      STATEMENTS OF CHANGES IN NET ASSETS

                                                                   SIX MONTHS
                                                                     ENDED
                                                               SEPTEMBER 30, 1997       YEAR ENDED
                                                                  (UNAUDITED)         MARCH 31, 1997
                                                               ------------------     --------------
Increase (decrease) in net assets:
  Operations:
     Net investment income...................................     $  1,131,853         $   2,321,823
     Net realized gain (loss) from investments and foreign
       currency transactions.................................       (2,886,205)            1,226,081
     Net unrealized appreciation (depreciation) on
       investments...........................................       (6,070,848)              453,690
                                                                  ------------          ------------
          Net increase (decrease) in net assets resulting
            from operations..................................       (7,825,200)            4,001,594
  Distributions to shareholders from:
     Net investment income...................................         (241,758)           (2,457,874)
     Net realized gains......................................         (282,052)             (402,930)
                                                                  ------------          ------------
          Net increase (decrease) in net assets..............       (8,349,010)            1,140,790
Net assets:
  Beginning of period........................................      113,214,148           112,073,358
                                                                  ------------          ------------
  End of period..............................................     $104,865,138         $ 113,214,148
                                                                  ============          ============
Undistributed net investment income included in net assets:
  Beginning of period........................................     $    217,520         $     379,647
                                                                  ============          ============
  End of period..............................................     $  1,107,615         $     217,520
                                                                  ============          ============

                       See notes to financial statements.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     Templeton Vietnam Opportunities Fund, Inc. (the Fund) is registered under the Investment Company Act of 1940 as a closed-end, non-diversified investment company. The Fund seeks long-term capital appreciation by investing at least 65% of its total assets in the equity and debt securities of Vietnam companies. The following summarizes the Fund's significant accounting policies.

  a. Security Valuation:

     Securities listed or traded on a recognized national exchange or NASDAQ are valued at the latest reported sales price. Over-the-counter securities and listed securities for which no sale is reported are valued within the range of the latest quoted bid and asked prices. Securities for which market quotations are not readily available are valued at fair value as determined by management in accordance with procedures established by the Board of Directors.

  b. Foreign Currency Translation:

     Portfolio securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars based on the exchange rate of such currencies against U.S. dollars on the date of valuation. Purchases and sales of securities and income items denominated in foreign currencies are translated into U.S. dollars at the exchange rate in effect on the transaction date. When the Fund purchases or sells foreign securities it will customarily enter into a foreign exchange contract to minimize foreign exchange risk from the trade date to the settlement date of such transactions.

     The Fund does not separately report the effect of changes in foreign exchange rates from changes in market prices on securities held. Such changes are included in net realized and unrealized gain or loss from investments.

     Realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the recorded amounts of dividends, interest, and foreign withholding taxes, and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in foreign exchange rates on foreign currency denominated assets and liabilities other than investments in securities held at the end of the reporting period.

  c. Income Taxes:

     No provision has been made for income taxes because the Fund's policy is to qualify as a regulated investment company under the Internal Revenue Code and to distribute all of its taxable income.

  d. Security Transactions, Investment Income, Expenses and Distributions:

     Security transactions are accounted for on trade date. Realized gains and losses on security transactions are determined on a specific identification basis. Certain income from foreign securities is recorded as soon as information is available to the Fund. Interest income and estimated expenses are accrued daily. Dividend income and distributions to shareholders are recorded on the ex-dividend date.

  e. Organization Costs:

     Organization costs are amortized on a straight line basis over five years.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  f. Accounting Estimates:

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the amounts of income and expense during the reporting period. Actual results could differ from those estimates.

2.  CAPITAL SHARES

     At September 30, 1997, there were 100,000,000 shares authorized ($0.01 par value). During the period ended September 30, 1997 and the year ended March 31, 1997, there were no share transactions.

3.  TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     Certain officers of the Fund are also directors or officers of Templeton Asset Management Limited (TAML) and Franklin Templeton Services, Inc. (FT Services), the Fund's investment manager and administrative manager, respectively.

     The Fund pays an investment management fee to TAML of 1.5% per year of the average weekly net assets of the Fund. From its investment management fee, TAML pays a shareholder servicing agent fee to Paine Webber of 0.10% of the average daily net assets of the Fund. The Fund pays FT Services an administrative fee of 0.15% per year of the Fund's average weekly net assets.

4.  INCOME TAXES

     The cost of securities for income tax purposes is the same as that shown in the investment portfolio. At September 30, 1997, the net unrealized depreciation based on the cost of investments for income tax purposes was as follows:

            Unrealized appreciation................................  $  9,428,718
            Unrealized depreciation................................   (15,642,653)
                                                                     ------------
            Net unrealized depreciation............................  $ (6,213,935)
                                                                     ============

5.  INVESTMENT TRANSACTIONS

     Purchases and sales of securities (excluding short-term securities) for the period ended September 30, 1997 aggregated $55,639,842 and $17,575,991 respectively.

6.  HOLDING OF 5% VOTING SECURITIES OF PORTFOLIO COMPANIES

     The Investment Company Act of 1940 defines "affiliated companies" as investments in portfolio companies in which the Fund owns 5% or more of the outstanding voting securities. Investments in "affiliated companies" at September 30, 1997 were $16,733,519.

7.  DIRECT INVESTMENTS IN VIETNAM VENTURES

     The Fund may invest up to 65% of its total net assets in direct equity investments. These investments typically take the form of a business corporation contract, joint venture company established in Vietnam or a wholly owned foreign company established in Vietnam. Since these securities are not publicly traded, and may be restricted as to resale, they may be less liquid than securities traded in active markets. Direct investments in Vietnam ventures include certain risks not typically associated with investing in countries with developed

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

7. DIRECT INVESTMENTS IN VIETNAM VENTURES -- (CONTINUED) securities markets, such as political, economic, and legal uncertainties. Readily available market quotations cannot be obtained for these securities. The fair value of these securities is estimated using methods approved by the Board. However, because of the inherent uncertainty of valuation, those estimated values may differ significantly from the values that would have been used had a ready market for the securities existed, and the differences could be material. The total value of direct equity investments was $16,733,519 (15.9% of net assets) at September 30, 1997.

8.  TENDER OFFER

     The Board of Directors has approved a tender offer for up to 50% of the Fund's shares. Tendered shares will be accepted by the Fund at their net asset value on the last day of the tender offering period, currently anticipated to commence in December 1997 and conclude in January 1998. If more than 50% of the shares are tendered, they will be accepted on a pro rata basis, and the Board currently intends to submit to shareholders a proposal to liquidate the Fund. If less than 50% of the shares are tendered, the Board intends to submit to shareholders a proposal to change the name of the Fund and expand its investment objectives to include investing in other Southeast Asian countries, while continuing to focus its investment program on Vietnam.

                                  EXHIBIT A-3

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information illustrates certain pro forma effects of the Offer assuming the use of cash and, as necessary, proceeds from the sale of portfolio securities to fund the Offer.

     The pro forma financial statements present the pro forma effects of both a 25% tender of the Fund's Shares and a 50% tender of the Fund's Shares pursuant to the Offer. The 25% tender option is based on the assumption that a total of 2,014,651 Shares were purchased at a price equal to their net asset value adjusted to reflect estimated costs of the Offer approximating $300,000. The 50% tender option is based on the assumption that a total of 4,029,302 Shares were purchased at a price equal to their net asset value adjusted to reflect estimated costs of the Offer approximating $300,000. For both the 25% and 50% tender options, the pro forma adjustments assume that the transaction occurred, for the purposes of the pro forma consolidated statement of income and expenses as of the first day of the period presented, and for purposes of the pro forma consolidated balance sheet, as of its date.

     The pro forma financial information should be read in conjunction with the historical consolidated financial information and does not purport to be indicative of the results which may be obtained in the future or which would actually have been obtained had the Offer occurred as of the dates indicated.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                 PRO FORMA STATEMENT OF ASSETS AND LIABILITIES
                              (ASSUME 50% TENDER)
                               DECEMBER 12, 1997

                                                                         UNAUDITED
                                                        -------------------------------------------
                                                         PRO FORMA
                                        HISTORICAL      ADJUSTMENTS      NOTE REF.      PRO FORMA
                                       ------------     ------------     ---------     ------------
               ASSETS:
Investments in securities, at
  value..............................  $ 64,944,431     $(32,758,225)    (b)           $ 32,186,206
Cash.................................        26,861                                          26,861
Receivables:
  Investment securities sold.........     3,849,266       32,758,225     (b)             36,607,491
  Dividends and interest.............        12,991                                          12,991
Unamortized organization costs.......         7,208                                           7,208
                                        -----------     ------------                    -----------
          Total assets...............    68,840,757                0                     68,840,757
                                        -----------     ------------                    -----------
            LIABILITIES:
Payables:
  Investment securities purchased....     2,603,144                                       2,603,144
  Tender.............................                     32,758,225     (b)             32,758,225
Accrued expenses.....................       420,255          300,000     (a)                720,255
                                        -----------     ------------                    -----------
          Total liabilities..........     3,023,399       33,058,225                     36,081,624
                                        -----------     ------------                    -----------
Net assets, at value.................  $ 65,817,358     $(33,058,225)                  $ 32,759,133
                                        ===========     ============                    ===========
Net assets consist of:
  Undistributed net investment
     income..........................  $    773,474                                    $    773,474
  Net unrealized depreciation........   (30,455,791)         (17,848)    (c)            (30,473,639)
  Accumulated net realized loss......   (17,404,076)          17,848     (c)            (17,386,228)
  Capital shares.....................   112,903,751      (32,758,225)    (b)             79,845,526
                                                            (300,000)      (a)
                                        -----------     ------------                    -----------
Net assets, at value.................  $ 65,817,358     $(33,058,225)                  $ 32,759,133
                                        ===========     ============                    ===========
Shares outstanding...................     8,058,603       (4,029,302)    (b)              4,029,301
                                        ===========     ============                    ===========
Net asset value per share............  $       8.17     $      (0.04)    (a)           $       8.13
                                        ===========     ============                    ===========

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                       PRO FORMA STATEMENT OF OPERATIONS
                              (ASSUME 50% TENDER)
               FOR THE PERIOD APRIL 1, 1997 TO DECEMBER 12, 1997

                                                                           UNAUDITED
                                                              ------------------------------------
                                                               PRO FORMA      NOTE
                                              HISTORICAL      ADJUSTMENTS     REF.     PRO FORMA
                                             ------------     -----------     ---     ------------
Investment Income:
Dividends..................................  $  1,281,628     $  (879,143)    (d)     $    402,485
Interest...................................     1,103,615      (1,103,615)    (d)                0
                                              -----------      ----------             ------------
          Total income.....................     2,385,243      (1,982,758)                 402,485
                                              -----------      ----------             ------------
Expenses:
Management fees............................     1,108,703        (554,352)    (e)          554,351
Administration fees........................       215,870        (107,935)    (e)          107,935
Custodian fees.............................        29,614         (17,004)    (f)           12,610
Reports to shareholders....................        20,100                                   20,100
Registration and filing fees...............        15,300                                   15,300
Professional fees..........................       166,503                                  166,503
Directors' fees and expenses...............         6,300                                    6,300
Amortization of organization costs.........         3,072                                    3,072
Other......................................        22,069                                   22,069
                                              -----------      ----------             ------------

          Total expenses...................     1,587,531        (679,291)                 908,240
                                              -----------      ----------             ------------
          Net investment income............       797,712      (1,303,467)                (505,755)
                                              -----------      ----------             ------------
Realized and unrealized gains (losses):
Net realized gain (loss) from:
  Investments..............................   (17,307,799)         17,848     (c)      (17,289,951)
  Foreign currency transactions............       (50,189)                                 (50,189)
                                              -----------      ----------             ------------
Net realized loss..........................   (17,357,988)         17,848              (17,340,140)
Net unrealized depreciation on
  investments..............................   (30,312,704)        (17,848)    (c)      (30,330,552)
                                              -----------      ----------             ------------
Net realized and unrealized loss...........   (47,670,692)              0              (47,670,692)
                                              -----------      ----------             ------------
Net decrease in net assets resulting from
  operations...............................  $(46,872,980)    $(1,303,467)            $(48,176,447)
                                              ===========      ==========             ============
Ratio of expenses to average net assets....          2.15%                                    2.46%

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                 PRO FORMA STATEMENT OF ASSETS AND LIABILITIES
                              (ASSUME 25% TENDER)
                               DECEMBER 12, 1997

                                                                         UNAUDITED
                                                        -------------------------------------------
                                                         PRO FORMA
                                        HISTORICAL      ADJUSTMENTS      NOTE REF.      PRO FORMA
                                       ------------     ------------     ---------     ------------
               ASSETS:
Investments in securities, at
  value..............................  $ 64,944,431     $(16,379,113)    (b)           $ 48,565,318
Cash.................................        26,861                                          26,861
Receivables:
  Investment securities sold.........     3,849,266       16,379,113     (b)             20,228,379
  Dividends and interest.............        12,991                                          12,991
Unamortized organization costs.......         7,208                                           7,208
                                        -----------     ------------                    -----------
          Total assets...............    68,840,757                0                     68,840,757
                                        -----------     ------------                    -----------
            LIABILITIES:
Payables:
  Investment securities purchased....     2,603,144                                       2,603,144
  Tender.............................                     16,379,113     (b)             16,379,113
Accrued expenses.....................       420,255          300,000     (a)                720,255
                                        -----------     ------------                    -----------
          Total liabilities..........     3,023,399       16,679,113                     19,702,512
                                        -----------     ------------                    -----------
Net assets, at value.................  $ 65,817,358     $(16,679,113)                  $ 49,138,245
                                        ===========     ============                    ===========
Net assets consist of:
  Undistributed net investment
     income..........................  $    773,474                                    $    773,474
  Net unrealized depreciation........   (30,455,791)          (8,924)    (c)            (30,464,715)
  Accumulated net realized loss......   (17,404,076)           8,924     (c)            (17,395,152)
  Capital shares.....................   112,903,751      (16,379,113)    (b)             96,224,638
                                                            (300,000)      (a)
                                        -----------     ------------                    -----------
Net assets, at value.................  $ 65,817,358     $(16,679,113)                  $ 49,138,245
                                        ===========     ============                    ===========
Shares outstanding...................     8,058,603       (2,014,651)    (b)              6,043,952
                                        ===========     ============                    ===========
Net asset value per share............  $       8.17     $      (0.04)    (a)           $       8.13
                                        ===========     ============                    ===========

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.
                       PRO FORMA STATEMENT OF OPERATIONS

                              (ASSUME 25% TENDER)
               FOR THE PERIOD APRIL 1, 1997 TO DECEMBER 12, 1997

                                                                            UNAUDITED
                                                                ---------------------------------
                                                                PRO FORMA     NOTE
                                                HISTORICAL      ADJUSTMENTS   REF.     PRO FORMA
                                                -----------     ---------     ---     -----------
Investment Income:
Dividends.....................................  $ 1,274,959     $(564,772)    (d)     $   710,187
Interest......................................      889,893      (278,821)    (d)         611,072
                                                -----------      --------             -----------
          Total income........................    2,164,852      (843,593)              1,321,259
                                                -----------      --------             -----------
Expenses:
Management fees...............................      852,696      (213,174)    (e)         639,522
Administration fees...........................       85,270       (21,318)    (e)          63,952
Custodian fees................................       25,000        (6,000)    (f)          19,000
Reports to shareholders.......................       16,100                                16,100
Registration and filing fees..................        9,000                                 9,000
Professional fees.............................       36,500                                36,500
Directors' fees and expenses..................        5,000                                 5,000
Amortization of organization costs............        2,196                                 2,196
Other.........................................        1,237                                 1,237
                                                -----------      --------             -----------
          Total expenses......................    1,032,999      (240,492)                792,507
                                                -----------      --------             -----------
          Net investment income...............    1,131,853      (603,101)                528,752
                                                -----------      --------             -----------
Realized and unrealized gains (losses):
Net realized gain (loss) from:
  Investments.................................   (2,948,917)        8,924     (c)      (2,939,993)
  Foreign currency transactions...............       62,712                                62,712
                                                -----------      --------             -----------
Net realized loss.............................   (2,886,205)        8,924              (2,877,281)
Net unrealized depreciation on investments....   (6,070,848)       (8,924)    (c)      (6,079,772)
                                                -----------      --------             -----------
Net realized and unrealized loss..............   (8,957,053)            0              (8,957,053)
                                                -----------      --------             -----------
Net decrease in net assets resulting from
  operations..................................  $(7,825,200)    $(603,101)            $(8,428,301)
                                                ===========      ========             ===========
Ratio of expenses to average net assets.......         2.15%                                 1.86%

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                 PRO FORMA STATEMENT OF ASSETS AND LIABILITIES
                              (ASSUME 50% TENDER)
                               SEPTEMBER 30, 1997

                                                                           UNAUDITED
                                                             -------------------------------------
                                                              PRO FORMA       NOTE
                                             HISTORICAL      ADJUSTMENTS      REF.     PRO FORMA
                                            ------------     ------------     ---     ------------

                 ASSETS:

Investments in securities, at value.......  $104,733,003     $(52,300,340)    (b)     $ 52,432,663
Cash......................................           626                                       626
Receivables:
  Investment securities sold..............        24,387       52,300,340     (b)       52,324,727
  Dividends and interest..................       280,808                                   280,808
Unamortized organization costs............         8,084                                     8,084
                                            ------------     ------------             ------------
          Total assets....................   105,046,908                0              105,046,908
                                            ------------     ------------             ------------
               LIABILITIES:

Payables:
  Affiliates..............................       146,302                                   146,302
  Tender..................................                     52,300,340     (b)       52,300,340
Accrued expenses..........................        35,468          300,000     (a)          335,468
                                            ------------     ------------             ------------
          Total liabilities...............       181,770       52,600,340               52,782,110
                                            ------------     ------------             ------------
Net assets, at value......................  $104,865,138     $(52,600,340)            $ 52,264,798
                                            ============     ============             ============
Net assets consist of:
  Undistributed net investment income.....  $  1,107,615                              $  1,107,615
  Net unrealized depreciation.............    (6,213,935)       3,263,675     (c)       (2,950,260)
  Accumulated net realized loss...........    (2,932,293)      (3,263,675)    (c)       (6,195,968
  Capital shares..........................   112,903,751      (52,300,340)    (b)       60,303,411
                                                                 (300,000)    (a)
                                            ------------     ------------             ------------
Net assets, at value......................  $104,865,138     $(52,600,340)            $ 52,264,798
                                            ============     ============             ============
Shares outstanding........................     8,058,603       (4,029,302)    (b)        4,029,301
                                            ============     ============             ============
Net asset value per share.................  $      13.01     $      (0.04)    (a)     $      12.97
                                            ============     ============             ============

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.
                       PRO FORMA STATEMENT OF OPERATIONS

                              (ASSUME 50% TENDER)
                      SIX MONTHS ENDED SEPTEMBER 30, 1997

                                                                            UNAUDITED
                                                               -----------------------------------
                                                                PRO FORMA      NOTE
                                               HISTORICAL      ADJUSTMENTS     REF.     PRO FORMA
                                               -----------     -----------     ---     -----------
Investment Income:
Dividends....................................  $ 1,274,959     $  (458,551)    (d)     $   816,408
Interest.....................................      889,893        (889,893)    (d)               0
                                               -----------      ----------              ----------
          Total income.......................    2,164,852      (1,348,444)                816,408
                                               -----------      ----------              ----------
Expenses:
Management fees..............................      852,696        (426,348)    (e)         426,348
Administration fees..........................       85,270         (42,635)    (e)          42,635
Custodian fees...............................       25,000         (12,155)    (f)          12,845
Reports to shareholders......................       16,100                                  16,100
Registration and filing fees.................        9,000                                   9,000
Professional fees............................       36,500                                  36,500
Directors' fees and expenses.................        5,000                                   5,000
Amortization of organization costs...........        2,196                                   2,196
Other........................................        1,237                                   1,237
                                               -----------      ----------              ----------
          Total expenses.....................    1,032,999        (481,138)                551,861
                                               -----------      ----------              ----------
          Net investment income..............    1,131,853        (867,306)                264,547
                                               -----------      ----------              ----------
Realized and unrealized gains (losses):
Net realized gain (loss) from:
  Investments................................   (2,948,917)     (3,263,675)    (c)      (6,212,592)
  Foreign currency transactions..............       62,712                                  62,712
                                               -----------      ----------              ----------
Net realized loss............................   (2,886,205)     (3,263,675)             (6,149,880)
Net unrealized depreciation on investments...   (6,070,848)      3,263,675     (c)      (2,807,173)
                                               -----------      ----------              ----------
Net realized and unrealized loss.............   (8,957,053)              0              (8,957,053)
                                               -----------      ----------              ----------
Net decrease in net assets resulting from
  operations.................................  $(7,825,200)    $  (867,306)            $(8,692,506)
                                               ===========      ==========              ==========
Ratio of expenses to average net assets......         1.82%                                   1.94%

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                 PRO FORMA STATEMENT OF ASSETS AND LIABILITIES
                              (ASSUME 25% TENDER)
                               SEPTEMBER 30, 1997

                                                                           UNAUDITED
                                                             -------------------------------------
                                                              PRO FORMA       NOTE
                                             HISTORICAL      ADJUSTMENTS      REF.     PRO FORMA
                                            ------------     ------------     ---     ------------
                 ASSETS:

Investments in securities, at value.......  $104,733,003     $(26,150,170)    (b)     $ 78,582,833
Cash......................................           626                                       626
Receivables:
  Investment securities sold..............        24,387       26,150,170     (b)       26,174,557
  Dividends and interest..................       280,808                                   280,808
Unamortized organization costs............         8,084                                     8,084
                                            ------------     ------------             ------------
          Total assets....................   105,046,908                0              105,046,908
                                            ------------     ------------             ------------
               LIABILITIES:

Payables:
  Affiliates..............................       146,302                                   146,302
  Tender..................................                     26,150,170     (b)       26,150,170
Accrued expenses..........................        35,468          300,000     (a)          335,468
                                            ------------     ------------             ------------
          Total liabilities...............       181,770       26,450,170               26,631,940
                                            ------------     ------------             ------------
Net assets, at value......................  $104,865,138     $(26,450,170)            $ 78,414,968
                                            ============     ============             ============
Net assets consist of:
  Undistributed net investment income.....  $  1,107,615                              $  1,107,615
  Net unrealized depreciation.............    (6,213,935)       1,102,565     (c)       (5,111,370)
  Accumulated net realized loss...........    (2,932,293)      (1,102,565)    (c)       (4,034,858)
  Capital shares..........................   112,903,751      (26,150,170)    (b)       86,453,581
                                                                 (300,000)    (a)
                                            ------------     ------------             ------------
Net assets, at value......................  $104,865,138     $(26,450,170)            $ 78,414,968
                                            ============     ============             ============
Shares outstanding........................     8,058,603       (2,014,651)    (b)        6,043,952
                                            ============     ============             ============
Net asset value per share.................  $      13.01     $      (0.04)    (a)     $      12.97
                                            ============     ============             ============

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                       PRO FORMA STATEMENT OF OPERATIONS
                              (ASSUME 25% TENDER)
                      SIX MONTHS ENDED SEPTEMBER 30, 1997

                                                                            UNAUDITED
                                                               -----------------------------------
                                                                PRO FORMA      NOTE
                                               HISTORICAL      ADJUSTMENTS     REF.     PRO FORMA
                                               -----------     -----------     ---     -----------
Investment Income:
Dividends....................................  $ 1,274,959     $  (296,120)    (d)     $   978,839
Interest.....................................      889,893        (396,951)    (d)         492,942
                                               -----------       ---------             -----------
          Total income.......................    2,164,852        (693,071)              1,471,781
                                               -----------       ---------             -----------
Expenses:
Management fees..............................      852,696        (213,174)    (e)         639,522
Administration fees..........................       85,270         (21,318)    (e)          63,952
Custodian fees...............................       25,000          (4,289)    (f)          20,711
Reports to shareholders......................       16,100                                  16,100
Registration and filing fees.................        9,000                                   9,000
Professional fees............................       36,500                                  36,500
Directors' fees and expenses.................        5,000                                   5,000
Amortization of organization costs...........        2,196                                   2,196
Other........................................        1,237                                   1,237
                                               -----------       ---------             -----------
          Total expenses.....................    1,032,999        (238,781)                794,218
                                               -----------       ---------             -----------
          Net investment income..............    1,131,853        (454,290)                677,563
                                               -----------       ---------             -----------
Realized and unrealized gains (losses):
Net realized gain (loss) from:
  Investments................................   (2,948,917)     (1,102,565)    (c)      (4,051,482)
  Foreign currency transactions..............       62,712                                  62,712
                                               -----------       ---------             -----------
Net realized loss............................   (2,886,205)     (1,102,565)             (3,988,770)
Net unrealized depreciation on investments...   (6,070,848)      1,102,565     (c)      (4,968,283)
                                               -----------       ---------             -----------
Net realized and unrealized loss.............   (8,957,053)              0              (8,957,053)
                                               -----------       ---------             -----------
Net decrease in net assets resulting from
  operations.................................  $(7,825,200)    $  (454,290)            $(8,279,490)
                                               ===========       =========             ===========
Ratio of expenses to average net assets......        1.82%                                   1.86%

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                 PRO FORMA STATEMENT OF ASSETS AND LIABILITIES
                              (ASSUME 50% TENDER)
                                 MARCH 31, 1997

                                                                         UNAUDITED
                                                        -------------------------------------------
                                                         PRO FORMA
                                        HISTORICAL      ADJUSTMENTS      NOTE REF.      PRO FORMA
                                       ------------     ------------     ---------     ------------
               ASSETS:

Investments in securities, at
  value..............................  $113,488,419     $(56,450,521)    (b)           $ 57,037,898
Receivables:
  Investment securities sold.........       131,054       56,450,521     (b)             56,581,575
  Dividends and interest.............        44,693                                          44,693
Unamortized organization costs.......        10,280                                          10,280
                                       ------------     ------------                   ------------
          Total assets...............   113,674,446                0                    113,674,446
                                       ------------     ------------                   ------------
            LIABILITIES:

Funds advanced by custodian..........        13,923                                          13,923
Tender payable.......................                     56,450,521     (b)             56,450,521
Accrued expenses.....................       446,375          300,000     (a)                746,375
                                       ------------     ------------                   ------------
          Total liabilities..........       460,298       56,750,521                     57,210,819
                                       ------------     ------------                   ------------
Net assets, at value.................  $113,214,148     $(56,750,521)                  $ 56,463,627
                                       ============     ============                   ============
Net assets consist of:
  Undistributed net investment
     income..........................  $    217,520                                    $    217,520
  Net unrealized depreciation........      (143,087)          22,559     (c)               (120,528)
  Accumulated net realized gain......       235,964          (22,559)    (c)                213,405
  Net capital paid in on shares of
     capital stock...................   112,903,751      (56,450,521)    (b)             56,153,230
                                                            (300,000)      (a)
                                       ------------     ------------                   ------------
Net assets, at value.................  $113,214,148     $(56,750,521)                  $ 56,463,627
                                       ============     ============                   ============
Shares outstanding...................     8,058,603       (4,029,302)    (b)              4,029,301
                                       ============     ============                   ============
Net asset value per share              $      14.05     $      (0.04)      (a)         $      14.01
                                       ============     ============                   ============

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.
                       PRO FORMA STATEMENT OF OPERATIONS

                              (ASSUME 50% TENDER)
                           YEAR ENDED MARCH 31, 1997

                                                                            UNAUDITED
                                                                ----------------------------------
                                                                 PRO FORMA      NOTE
                                                 HISTORICAL     ADJUSTMENTS     REF.    PRO FORMA
                                                 ----------     -----------     ---     ----------
Investment Income:
Dividends......................................  $1,505,395                             $1,505,395
Interest.......................................   2,868,748     $(2,868,748)    (d)              0
Other..........................................      11,861                                 11,861
                                                 ----------      ----------             ----------
          Total income.........................   4,386,004      (2,868,748)             1,517,256
                                                 ----------      ----------             ----------
Expenses:
Management fees................................   1,702,398        (851,199)    (e)        851,199
Administration fees............................     170,246         (85,123)    (e)         85,123
Custodian fees.................................      50,000          (5,572)    (f)         44,428
Reports to shareholders........................      38,825                                 38,825
Audit fees.....................................      37,647                                 37,647
Legal fees.....................................      30,000                                 30,000
Registration and filing fees...................      18,460                                 18,460
Directors' fees and expenses...................      12,100                                 12,100
Amortization of organization costs.............       4,380                                  4,380
Other..........................................         125                                    125
                                                 ----------      ----------             ----------
          Total expenses.......................   2,064,181        (941,894)             1,122,287
                                                 ----------      ----------             ----------
          Net investment income................   2,321,823      (1,926,854)               394,969
                                                 ----------      ----------             ----------
Realized and unrealized gains (losses):
Net realized gain (loss) from:
  Investments..................................   1,237,398         (22,559)    (c)      1,214,839
  Foreign currency transactions................     (11,317)                               (11,317)
                                                 ----------      ----------             ----------
Net realized gain..............................   1,226,081         (22,559)             1,203,522
Net unrealized appreciation on investments.....     453,690          22,559     (c)        476,249
                                                 ----------      ----------             ----------
Net realized and unrealized gain...............   1,679,771               0              1,679,771
                                                 ----------      ----------             ----------
Net increase in net assets resulting from
  operations...................................  $4,001,594     $(1,926,854)            $2,074,740
                                                 ==========      ==========             ==========
Ratio of expenses to average net assets........       1.82%                                  1.98%

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                 PRO FORMA STATEMENT OF ASSETS AND LIABILITIES
                              (ASSUME 25% TENDER)
                                 MARCH 31, 1997

                                                                         UNAUDITED
                                                         ------------------------------------------
                                                          PRO FORMA
                                         HISTORICAL      ADJUSTMENTS      NOTE REF.      PRO FORMA
                                        ------------     ------------     ---------     -----------
               ASSETS:
Investments in securities, at value...  $113,488,419     $(28,225,261)    (b)           $85,263,158
Receivables:
  Investment securities sold..........       131,054       28,225,261     (b)            28,356,315
  Dividends and interest..............        44,693                                         44,693
Unamortized organization costs........        10,280                                         10,280
                                        ------------      -----------                   ------------
          Total assets................   113,674,446                0                   113,674,446
                                        ------------      -----------                   ------------
             LIABILITIES:
Funds advanced by custodian...........        13,923                                         13,923
Tender payable........................                     28,225,261     (b)            28,225,261
Accrued expenses......................       446,375          300,000     (a)               746,375
                                        ------------      -----------                   ------------
          Total liabilities...........       460,298       28,525,261                    28,985,559
                                        ------------      -----------                   ------------
Net assets, at value..................  $113,214,148     $(28,525,261)                  $84,688,887
                                        ============      ===========                   ============
Net assets consist of:
  Undistributed net investment
     income...........................  $    217,520                                    $   217,520
  Net unrealized depreciation.........      (143,087)           2,728     (c)              (140,359)
  Accumulated net realized gain.......       235,964           (2,728)    (c)               233,236
  Net capital paid in on shares of
     capital stock....................   112,903,751      (28,225,261)    (b)            84,378,490
                                                             (300,000)      (a)
                                        ------------      -----------                   ------------
Net assets, at value..................  $113,214,148     $(28,525,261)                  $84,688,887
                                        ============      ===========                   ============
Shares outstanding....................     8,058,603       (2,014,651)    (b)             6,043,952
                                        ============      ===========                   ============
Net asset value per share.............  $      14.05     $      (0.04)    (a)           $     14.01
                                        ============      ===========                   ============

                 See Notes to Pro Forma Financial Information.

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                       PRO FORMA STATEMENT OF OPERATIONS
                              (ASSUME 25% TENDER)
                           YEAR ENDED MARCH 31, 1997

                                                                           UNAUDITED
                                                            ---------------------------------------
                                                             PRO FORMA        NOTE
                                             HISTORICAL     ADJUSTMENTS       REF.       PRO FORMA
                                             ----------     -----------     --------     ----------
Investment Income:
Dividends................................    $1,505,395                                  $1,505,395
Interest.................................     2,868,748     $(1,490,277)       (d)        1,378,471
Other....................................        11,861                                      11,861
                                             ----------     -----------                  ----------
          Total income...................     4,386,004      (1,490,277)                  2,895,727
                                             ----------     -----------                  ----------
Expenses:
Management fees..........................     1,702,398        (425,600)       (e)        1,276,798
Administration fees......................       170,246         (42,562)       (e)          127,684
Custodian fees...........................        50,000          (1,129)       (f)           48,871
Reports to shareholders..................        38,825                                      38,825
Audit fees...............................        37,647                                      37,647
Legal fees...............................        30,000                                      30,000
Registration and filing fees.............        18,460                                      18,460
Directors' fees and expenses.............        12,100                                      12,100
Amortization of organization costs.......         4,380                                       4,380
Other....................................           125                                         125
                                             ----------     -----------                  ----------
          Total expenses.................     2,064,181        (469,291)                  1,594,890
                                             ----------     -----------                  ----------
          Net investment income..........     2,321,823      (1,020,986)                  1,300,837
                                             ----------     -----------                  ----------
Realized and unrealized gains (losses):
Net realized gain (loss) from:
  Investments............................     1,237,398          (2,728)       (c)        1,234,670
  Foreign currency transactions..........       (11,317)                                    (11,317)
                                             ----------     -----------                  ----------
Net realized gain........................     1,226,081          (2,728)                  1,223,353
Net unrealized appreciation on                  453,690           2,728        (c)          456,418
  investments............................
                                             ----------     -----------                  ----------
Net realized and unrealized gain.........     1,679,771               0                   1,679,771
                                             ----------     -----------                  ----------
Net increase in net assets resulting from    $4,001,594     $(1,020,986)                 $2,980,608
  operations.............................
                                             ==========     ===========                  ==========
Ratio of expenses to average net                  1.82%                                       1.87%
  assets.................................

                 See Notes to Pro Forma Financial Information.

                    NOTES TO PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies utilized in these Pro Forma Statements of Assets and Liabilities, and of Operations are the same used by the Fund to prepare its annual and semiannual reports to shareholders which have also been included in this tender offer.

     The Pro Forma Statements of Assets and Liabilities, and of Operations give effect to the assumed tender of 25% or 50% of the Fund's shares pursuant to the tender offer, described in Item 1 of Schedule 13E-4. The actual number of shares tendered could be different from these assumptions and therefore could effect the pro forma financial information presented. The Pro Forma Financial Information is based on the following assumptions:

  Note A.

     The estimated costs of this tender offer are charged to capital in excess of par value upon filing of the tender offer. This pro forma adjustment has the effect of reducing net asset value per share by approximately $.04.

  Note B.

     For purposes of the Pro Forma Statements of Assets and Liabilities, and Pro Forma Statements of Operations, it is assumed that either 25% or 50% of the Fund's outstanding shares would be tendered. The Pro Forma Statements of Assets and Liabilities assume the tender offer is consummated as of the end of the pro forma period at the net asset value per share as of that date (a "pro forma tender date"). The Pro Forma Statements of Operations assume the tender offer is consummated as the beginning of the pro forma period (a "pro forma tender date").

     The source of funds used to purchase the shares in the tender offer are assumed to be obtained first from the sale of United States Treasury Bills as of the pro forma tender date with the balance of the funds being obtained from the pro rata sale of the remaining portfolio holdings which are not direct investments of the Fund. Direct investments held by the Fund are not publicly traded, and may be restricted as to resale, and they may be less liquid than securities traded in active markets.

  Note C.

     These amounts represent reclassification of the pro rata share of unrealized gain (loss) on United States Treasury Bills and other portfolio holdings assumed sold (see Note B) to obtain the cash used to fund the tender offer.

  Note D.

     Reduction of interest income earned on United States Treasury Bills and dividends from other portfolio holdings due to assumed sales to obtain cash to fund the purchase of shares pursuant to the tender offer.

  Note E.

     Reduction of asset based expenses by 25%, in the case of an assumed 25% tender of the Fund's shares, or 50%, in the case of an assumed 50% tender of the Fund's shares, as a result of the decline in net asset value resulting from the tender offer.

  Note F.

     Reduction of custody fees based upon changes in portfolio holdings as a result of the tender offer. This reduction is based upon prevailing custody rates, and the pro forma assumptions with respect to the sale of United States Treasury Securities and other portfolio holdings as outlined in Note B.

                                   EXHIBIT B

                        PROPOSED INVESTMENT POLICIES FOR
                TEMPLETON VIETNAM AND SOUTHEAST ASIA FUND, INC.

     The Fund's investment objective is long-term capital appreciation. The Fund's investment policy, under normal market conditions, is to invest at least 65% of its assets in equity and debt securities of companies (i) that are organized under the laws of, or have a principal office in, Vietnam or other Southeast Asian countries (the "Region Countries"); (ii) for which the principal equity securities trading market is in a Region Country; or (iii) that derive at least 50% of their revenues or profits from goods produced or sold, investments made, or services performed in a Region Country or that have at least 50% of their assets invested in a Region Country (collectively, "Region Country Issuers").

     The Fund invests in equity and debt securities of Region Country Issuers as appropriate opportunities arise. In seeking to invest at least 65% of its assets in Region Country Issuers, the Fund's focus is to invest in equity and debt securities of Vietnam Issuers to the extent attractive investments are available. A "Vietnam Issuer" is a company (i) that is organized under the laws of, or has a principal office in, Vietnam; (ii) for which the principal equity securities trading market is in Vietnam; or (iii) that derives at least 50% of its revenues or profits from goods produced or sold, investments made, or services performed in Vietnam or that has at least 50% of its assets invested in Vietnam. To the extent the Investment Manager is unable to find Vietnam Issuers it considers attractive investment opportunities for the Fund, the Fund's assets will be invested in equity and debt securities of other Region Country Issuers. The amount invested in any one Region Country at any time will vary depending on market conditions and the Investment Manager's assessment of available investments. The Fund is not limited in the percentage of its assets that may be invested in any one country. It is anticipated, but there can be no assurance, that the Fund may eventually have a significant portion of its assets invested in securities of Vietnam Issuers. For purposes of the Fund's investment policy, Region Countries include Vietnam, China, Hong Kong, India, Indonesia, Korea, Malaysia, Myanmar, the Philippines, Singapore, Taiwan, and Thailand, as well as any other countries in the same geographic region that may be approved for investment by the Board of Directors in the future.

     Facsimile copies of the Letter of Transmittal, properly completed and executed, will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by each shareholder of the Fund or such shareholder's broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of addresses set forth below:

                        The Depositary for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

By Mail:                       By Overnight Courier:          By Hand:
ChaseMellon Shareholder        ChaseMellon Shareholder        ChaseMellon Shareholder
Services, L.L.C.               Services, L.L.C.               Services, L.L.C.
Post Office Box 3301           85 Challenger Road --          120 Broadway, 13th Floor
South Hackensack, NJ 07606     Mail Drop-Reorg                New York, NY 10271
Attn: Reorganization Department Ridgefield Park, NJ 07660     Attn: Reorganization Department
                               Attn: Reorganization Department

                            Facsimile Transmission:
                                 (201) 329-8936

                          For Confirmation Facsimile:
                                 (201) 296-4860

     Questions or requests for assistance may be directed to the Information Agent at its address or telephone numbers set forth below. Additional copies of this Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Information Agent. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

                    The Information Agent for the Offer is:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                         Call Toll Free: (800) 851-9671